UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Guardant Health, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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505 Penobscot Dr.
Redwood City, California 94063

April 29, 2021
Dear Guardant Stockholder:

You are cordially invited to the Guardant Health, Inc. 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 16, 2021, at 9:30 a.m. Pacific Time. In light of the public health and safety concerns related to the COVID-19 pandemic, recommendations and orders from federal, state and local authorities, and to support the health and well-being of our Board of Directors, employees and stockholders, the Annual Meeting will again be held virtually this year via live interactive audio webcast on the Internet. You will be able to attend, vote and submit your questions online during the Annual Meeting at www.virtualshareholdermeeting.com/GH2021. You will not be able to attend the Annual Meeting in person.

At the Annual Meeting, the agenda includes the election of three Class III directors for three-year terms expiring at the 2024 annual meeting of stockholders, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, and the approval on an advisory basis of the compensation of our named executive officers. These matters are more fully described in the accompanying Notice of 2021 Annual Meeting of Stockholders and proxy materials.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2020 Annual Report on Form 10-K for the year ended December 31, 2020 to stockholders via the Internet. On or about April 29, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2020 Annual Report and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials. Please read our proxy materials and our 2020 Annual Report carefully before casting your vote.

Whether or not you plan to attend the Annual Meeting online, and regardless of the number of shares of Guardant Health, Inc. stock you own, it is important that your shares are represented and voted at the Annual Meeting. You may vote on the Internet or by telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you are receiving a paper copy of the proxy materials, you may complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible. This action will not prevent you from voting your shares online at www.virtualshareholdermeeting.com/GH2021 on the day of the Annual Meeting if you subsequently choose to attend the Annual Meeting via audio webcast.

We hope that you will join us on June 16, 2021. Your continuing interest in Guardant Health is very much appreciated.

Sincerely,

AmirAli Talasaz
Chairperson, President and Chief Operating Officer

505 Penobscot Dr.
Redwood City, California 94063
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2021
To the Stockholders of Guardant Health, Inc.:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Guardant Health, Inc., a Delaware corporation, will be held on Wednesday, June 16, 2021, at 9:30 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/GH2021.
The Annual Meeting will be held for the following purposes:

1.To elect the three Class III director nominees to serve on the Board of Directors of Guardant Health, Inc. for a three-year term expiring at the 2024 annual meeting of stockholders or until their successors have been elected and qualified. The three nominees for election to the Board of Directors are Helmy Eltoukhy, AmirAli Talasaz and Bahija Jallal;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
3.To approve, on a non-binding advisory basis, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in our proxy materials; and
4.To consider and take action upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
These matters are more fully described in our proxy materials accompanying this Notice.
We know of no other matters to come before the Annual Meeting. Only stockholders who owned shares of common stock of Guardant Health, Inc. at the close of business on April 19, 2021 are entitled to notice of and to vote on matters brought for vote at the Annual Meeting or at any postponements or adjournments thereof.

You are cordially invited to attend the meeting conducted via live webcast, by registering at www.virtualshareholdermeeting.com/GH2021. You will not be able to attend the Annual Meeting in person. Whether or not you expect to attend, the Board of Directors respectfully requests that you vote your shares of common stock in the manner described in this proxy statement. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the meeting. Regardless of the number of shares of common stock you own, as a stockholder your role is very important, and the Board of Directors strongly encourages you to exercise your right to vote.

By order of the Board of Directors of Guardant Health, Inc.,
John Saia
Senior Vice President, General Counsel and Corporate Secretary

Redwood City, California
April 29, 2021

PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
General
Your proxy is solicited on behalf of the Board of Directors (the “Board”) of Guardant Health, Inc., a Delaware corporation (as used herein, “Guardant," ”Guardant Health," “we,” “us” or “our”), for use at our 2021 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, June 16, 2021, 9:30 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/GH2021, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any other business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders an opportunity to vote on matters properly presented at the Annual Meeting.

Virtual Annual Meeting. The Annual Meeting will be a virtual meeting of stockholders using cutting-edge technology, conducted via live audio webcast. You are invited to attend the Annual Meeting online. We believe that a virtual meeting provides expanded stockholder access and participation, improved communications, as well as additional safeguards for health and safety related to the COVID-19 pandemic. You will be able to attend, vote and submit your questions online during the Annual Meeting. You will not be able to attend the Annual Meeting in person. Stockholders may attend the Annual Meeting online by logging into www.virtualshareholdermeeting.com/GH2021 using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the voting instruction form provided by your broker, bank or other nominee.

Notice and Access Proxy Delivery. We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders of record, and paper copies of the proxy materials to certain other stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to such beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail or electronically on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 29, 2021, we intend to make this proxy statement available on the Internet and to commence mailing of the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who properly request paper copies of such materials, within three business days of such request.
Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Stockholder Meeting to be Held on June 16, 2021
Our proxy statement and 2020 Annual Report are available at www.proxyvote.com. This website address contains: the Notice, the proxy statement and proxy card sample, and the 2020

Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Who Can Vote, Outstanding Shares
Record holders of our common stock as of the close of business on April 19, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the Record Date, there were 101,117,510 shares of our common stock outstanding. On each matter presented to our stockholders for vote, the holders of common stock are entitled to one vote per share held as of the Record Date.
Voting of Shares
The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

Record Holder. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

Hold in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

General. The Internet and telephone voting facilities will close at 11:59 p.m. EDT on June 15, 2021. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Voting at the Annual Meeting. To attend and vote at the Annual Meeting you need to access the meeting via live audio webcast at www.virtualshareholdermeeting.com/GH2021 using the 16-digit control number included on your Notice, on your proxy card or on the voting instruction form. Attendance at the Annual Meeting will not, by itself, result in any vote or revocation of a prior vote. You must follow the instructions at www.virtualshareholdermeeting.
com/GH2021 to vote your shares at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting online. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:
•FOR the election of each of the three Class III nominees for director named in our proxy materials;
•FOR the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in our proxy materials.
The proxy gives each of Helmy Eltoukhy, AmirAli Talasaz and John Saia discretionary authority to vote your shares in accordance with their best judgment with respect to all additional matters that might come before the Annual Meeting.

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.
Revocation of Proxy
If your shares are held of record, you may change or revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:
•delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;
•submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or
•attending the Annual Meeting online and timely voting your shares at www.virtualshareholdermeeting.com/GH2021, although attendance at the Annual Meeting will not, by itself, revoke a proxy.
Written notices of revocation and other communications with respect to the revocation of proxies by record holders should be addressed to:

Guardant Health, Inc.
505 Penobscot Drive
Redwood City, CA 94063
Attention: Corporate Secretary

If your shares are held in the name of a broker, bank, trust, or other nominee, you may change or revoke your voting instructions by following the instructions of your broker, bank, trust, or other nominee contained on the Notice.
Broker Non-Votes
Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions on how to vote on such matter from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters that are considered “non-routine” without specific voting instructions from the beneficial owner. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee on how to vote on the election of directors or other “non-routine” proposals, your shares will be considered to be “broker non-votes” and will not be voted on such matters. Accordingly, if your broker holds your common stock in “street name,” your broker will vote your shares on the election of directors and other “non-routine” proposals only if you provide instructions to your broker on how to vote your shares by following the procedures outlined in the voting instruction form sent to you by your broker. Only Proposal No. 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter on which your broker may vote without instruction from you as the beneficial owner. Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote to approve named executive officer compensation) are considered non-routine matters, and without your instruction, your broker cannot vote your shares for either of Proposal No. 1 or Proposal No. 3.
Quorum and Votes Required
The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy, telephone and via Internet at www.proxyvote.com as of 11:59 p.m. EDT on June 15, 2021 and at www.virtualshareholdermeeting.com/GH2021 on the day of and during the Annual Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy at the Annual Meeting. On the Record Date, there were 101,117,510 shares of common stock entitled to vote at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.
Proposal No. 1: Election of Directors. A plurality of the votes cast in the election of directors at the Annual Meeting is required for the election of directors. Accordingly, the three Class III director nominees receiving the highest number of “FOR” votes will be elected. If you abstain from voting on this proposal it will have no effect. In addition, broker non-votes are considered votes not cast and thus will have no effect on the outcome of the election of directors.
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of Ernst & Young as our independent registered public accounting firm. Thus, the number of votes “FOR” must exceed the number of votes “AGAINST.” Abstentions are considered to be votes not cast on this proposal and thus will have no effect. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal No. 2. Any broker non-votes would be considered votes not cast and thus would have no effect.
Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for determining approval on an advisory basis of the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in our proxy materials. Abstentions and broker non-votes are considered to be votes not cast on this proposal and thus will have no effect. This vote is advisory and not binding on us, our Board, or our Compensation Committee.
In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
Vote Recommendation
Our Board of Directors unanimously recommends that you vote:

1.FOR the election of each of the three Class III director nominees named in our proxy materials;
2.FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
3.FOR the approval, on a non-binding advisory basis, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in our proxy materials.
Details Regarding the Virtual Annual Meeting
In light of the public health and safety concerns related to the COVID-19 pandemic, and to support the health and well-being of our Board of Directors, employees and stockholders, the Annual Meeting will again be held virtually this year via live interactive audio webcast on the Internet. You will be able to attend, vote and submit your questions during the Annual Meeting by logging onto www.virtualshareholdermeeting.com/GH2021. You will not be able to attend the Annual Meeting in person.

Access to the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 9:30 a.m. Pacific Time. Online access to the audit webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
Log-In Instructions
Instructions on how to connect to the Annual Meeting, participate and demonstrate proof of stock ownership are posted on www.virtualshareholdermeeting.com/GH2021. To participate in the Annual Meeting, you will need to log-in using the 16-digit control number on your Notice, proxy card or voting instruction form.
Technical Assistance
Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at (800) 586-1548 (US Domestic Toll Free) or (303) 562-9288 (International).
Submitting Questions at the Annual Meeting
Stockholders may submit questions and vote during the Annual Meeting on www.virtualshareholdermeeting.com/GH2021. You will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form as proof of stock ownership in order to be able to submit questions and vote at our Annual Meeting. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer the questions submitted during the Annual Meeting that are pertinent to us and that are submitted in accordance with the Rules of Conduct for the Annual Meeting, as time permits. The Rules of Conduct will be posted on the virtual meeting web portal. Substantially similar questions will be answered only once. To promote fairness, efficient use our resources and to ensure all stockholder questions are able to be addressed, we will respond to no more than two questions from a single stockholder.
Solicitation of Proxies
Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We do not intend to hire a proxy solicitor to assist in the solicitation of proxies. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Stockholder List
A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at our corporate headquarters for a period of no less than ten days prior to the Annual Meeting. Please contact our Corporate Secretary at CorpSecretary@guardanthealth.com if you are interested in viewing the list. The list of stockholders will also be made available on www.virtualshareholdermeeting.com/GH2021 during the Annual Meeting.
Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors and Board committee structures and responsibilities. These guidelines are available on the “Corporate Governance” section of our website at https://investors.guardanthealth.com.
Board Composition
The following provides summary information about each director. Our directors possess a range of diverse skills, backgrounds, experience and viewpoints that we believe are integral to an effective board of directors. Detailed information about each individual’s qualifications, experience, skills and expertise along with select professional and community contributions can be found in the section entitled “Proposal 1 Election of Directors” in this proxy statement.

Name	Position	Age	Director Since	AC	CC	N&CG
AmirAli Talasaz	Chairperson, President & COO	41	2013
Ian Clark	Lead Independent Director	60	2017	■	●
Helmy Eltoukhy	Director & CEO	42	2013
Vijaya Gadde	Director	46	2020		■
Bahija Jallal	Director	59	2019	■		■
Samir Kaul	Director	47	2014		■	●
Stanley Meresman	Director	74	2018	●		■
● Chair ■ Member
AC Audit Committee CC Compensation Committee N&CG Nominating and Corporate Governance
Pursuant to our Amended and Restated Bylaws (the "Bylaws"), the total number of directors constituting our Board shall be fixed by the Board from time to time. Our currently authorized number of directors is seven and we have seven Board members. On June 12, 2020, Vijaya Gadde was appointed to the Board as a Class I director to serve for a term expiring at our 2022 annual meeting of stockholders. The Board is divided into three classes (Class I, Class II and Class III) with staggered terms of three years each and holding office until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. The term of one class expires at each annual meeting of stockholders; thus, directors typically stand for election after three years, unless they are filling an unexpired term.

Director Statistics

Independence 71% 5 of 7 directors are independent	Gender Diversity 28% 2 of 7 directors are female	Racial / Ethnic Diversity 42% 3 of 7 directors are diverse	Tenure 5 years Average tenure of directors

Diversity of Skills and Expertise
Our Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for determining Board membership qualifications and for selecting, evaluating and recommending to the Board nominees for annual election to the Board and to fill vacancies as they arise. When considering whether directors and nominees have the experience, qualifications, attributes or skills to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Governance Committee and the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a team that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience, thought, backgrounds and cultures. Directors and nominees should have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Governance Committee maintains Director Qualification Standards for selecting nominees and for considering stockholder recommended nominees, which are included in this proxy statement as Appendix A. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the Board’s activities. We believe that our directors provide an appropriate mix of experience, diversity and skills relevant to the size and nature of our business.

The Governance Committee is mindful of the overboarding policies of certain investors and proxy advisory firms, which policies were developed due to concerns that “overboarded” directors face excessive time commitments and challenges in fulfilling their duties. Messrs. Meresman and Clark may be deemed overboarded under certain policies. Neither of Messrs. Meresman or Clark is up for re-election this year. Nonetheless, the Governance Committee reviewed and considered the contributions of Messrs. Meresman and Clark to the Board and noted their strong attendance, preparedness and engagement at Board and committee meetings. The Governance Committee also noted their valuable and extensive public company director experience and expertise (representing 2 of the 3 directors on our Board who currently service as board members at other public companies). Further, the Governance Committee believes that Mr. Meresman is uniquely qualified to lead our Audit Committee, and note the active engagement of the other two members of our Audit Committee, who each serve on not more than one other audit committee.

The Governance Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholders may propose director nominees by adhering to the advance notice procedures described in the section entitled “Other Matters-Stockholder Proposals and Nominations” in this proxy statement, and must include all information as required under our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, and any other information that would be required to solicit a proxy under federal securities laws. We may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets the minimum director qualifications established by our Board and is independent based on applicable laws and regulations. The Governance Committee may also establish procedures, from time to time, regarding submission of candidates by stockholders and others.
Director Independence
Our Governance Committee and our Board have undertaken a review of the Board’s composition, the composition of Board committees and the independence of each director. Based upon information concerning each director’s background, employment and affiliations, including family relationships, the Board has affirmatively determined that each of Ian Clark, Vijaya Gadde, Bahija Jallal, Samir Kaul and Stanley Meresman is independent, as defined under the applicable listing requirements and rules of the Nasdaq Global Select Market ("Nasdaq") and the Securities and Exchange Commission (the “SEC”), and that each of them and their respective family members have no material relationship with us, commercial or otherwise, that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Drs. Eltoukhy and Talasaz were determined to not be independent due to their service as our Chief Executive Officer (“CEO”), and as our President and Chief Operating Officer (“COO”), respectively. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our Board has determined that at this time it is in the best interests of the Company and our stockholders to have AmirAli Talasaz, our President and COO, serve as our Chairperson of the Board, coupled with a strong lead independent director. We believe having one of our founders serve as Chairperson promotes responsibility and accountability, and that our Board benefits from having a Chairperson with his extensive understanding of our business and the unique challenges we face. The Board believes that this structure best facilitates consistent leadership direction and long-term strategic planning, while building a cohesive corporate culture that speaks with a single voice.

Our Board also recognizes the value and importance of a strong independent lead director with clearly delineated responsibilities. The independent directors have appointed Ian Clark to serve as our lead independent director.

As set forth in our Corporate Governance Guidelines, Mr. Clark has clearly delineated and comprehensive duties, including:
•presiding at all meetings of the Board at which the Chairperson is not present, including all executive sessions of the independent directors;
•approving Board meeting schedules and agendas;
•meeting in executive session without non-Independent Directors or management present on a regularly scheduled basis, but no less than twice per year; and
•acting as the liaison between the independent directors and our Chief Executive Officer and Chairperson.
Our Board will continue to evaluate its leadership structure in order to ensure it aligns with and supports the evolving needs and circumstances of Guardant and its stockholders.
Attendance by Members of the Board at Meetings
Our Board held nine meetings and acted by written consent four times during the year ended December 31, 2020. During 2020, all of our then incumbent directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the incumbent director was a member.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, each of our directors will attend our Annual Meeting. All of our then six directors attended our 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting").

Executive Sessions
Our non-management directors meet regularly in executive sessions without management, to consider such matters as they deem appropriate. Our lead independent director, Mr. Clark, presides over all executive sessions.
Board Committees
We currently have three standing committees: an Audit Committee, a Compensation Committee and a Governance Committee. From time to time, the Board may form a new committee or disband a current committee, depending on the circumstances. The charters of all three of our standing Board committees are available on our website under the “Corporate Governance-Governance Documents” section at https://investors.guardanthealth.com.
Audit Committee
Our Audit Committee consists of Stanley Meresman, Ian Clark and Bahija Jallal, with Mr. Meresman serving as chair. Our Board has determined that each of these directors is independent as defined by the applicable rules of the Nasdaq and the SEC, and that each member of the Audit Committee meets the financial literacy and experience requirements of the applicable SEC and Nasdaq rules. In addition, our Board has determined that each of Messrs. Meresman and Clark, and Dr. Jallal, is an “audit committee financial expert” as defined by the SEC. The Audit Committee met four times and acted by written consent once during the year ended December 31, 2020.

Our Audit Committee charter requires that the Audit Committee oversee our corporate accounting and financial reporting processes. The primary responsibilities and functions of our Audit Committee are, among other things, as follows:
•appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and business code of conduct and ethics;
•discussing our risk management policies;
•reviewing and approving or ratifying any related person transactions; and
•preparing the audit committee report required by SEC rules.

Compensation Committee
Our Compensation Committee consists of Ian Clark, Vijaya Gadde and Samir Kaul, with Mr. Clark serving as chair. Ms. Gadde joined the Compensation Committee upon her appointment to the Board on June 12, 2020. Our Board has determined that each of Messrs. Clark and Kaul, and Ms. Gadde, is independent under Nasdaq rules and that each qualifies as a “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met five times and acted by written consent two times during the year ended December 31, 2020.

The Compensation Committee’s responsibilities include, among other things:

•reviewing and approving, or recommending that our Board approve, the compensation of our Chief Executive Officer and our other executive officers;
•reviewing and recommending to our Board the compensation of our directors;
•selecting independent compensation consultants and advisers and assessing whether there are any conflicts of interest with any of the committees' compensation advisers; and
•reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans.
Since early October 2019, the Compensation Committee has engaged Radford, which is part of the Rewards Solutions practice of Aon plc (“Radford”), as independent compensation consultants to provide advice and guidance on the design of our executive compensation programs and practices. Radford attends Compensation Committee meetings when invited and meets with the Compensation Committee without management. Radford provides the Compensation Committee with third-party data and analysis as well as advice and expertise on competitive compensation practices and trends, executive compensation plans and program designs, and proposed executive and director compensation levels. Radford reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the chair of the Compensation Committee.

For 2020 compensation, Radford assisted the Compensation Committee on the following:
•determining the updated peer group of companies for our executive compensation analysis;
•updating company-wide market-based compensation guidelines;
•updating company-wide market-based equity compensation guidelines for new hires and annual grants; and
•executive compensation market-based benchmarking.
In 2020, our Compensation Committee engaged Semler Brossy Consulting Group, an independent compensation consultant (“Semler Brossy”), to provide advice and consultation regarding our director compensation program, to better align the program to peer compensation practices, and to review and provide advice regarding market competitiveness and peer group practices regarding the Founders' 2020 Performance Awards granted to our CEO and President/COO. Semler Brossy reported directly to the Compensation Committee and, as directed by the Compensation Committee, worked with management and the chair of the Compensation Committee.

The Compensation Committee regularly reviews the services provided by its outside consultants, and it has assessed the independence of Radford and Semler Brossy consistent with SEC rules and Nasdaq listing standards. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee has determined that each of Radford and Semler Brossy is independent, and that no conflicts of interest exist between the Company and each of Radford and Semler Brossy.
Nominating and Corporate Governance Committee
Our Governance Committee consists of Samir Kaul, Stanley Meresman and Bahija Jallal, with Mr. Kaul serving as chair. Our Board has determined that each of Messrs. Kaul and Meresman, and Dr. Jallal, is independent under Nasdaq rules. The Governance Committee met three times and acted by written consent once during the year ended December 31, 2020.

The Governance Committee’s responsibilities include, among other things:

•identifying individuals qualified to become Board members;
•recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees;
•reviewing and making recommendations to the Board with respect to management succession planning;
•developing and recommending to the Board corporate governance principles; and
•overseeing a periodic evaluation of the Board and management.
Risk Oversight
The Audit Committee of the Board is primarily responsible for overseeing our risk management processes on behalf of the Board. The Audit Committee receives reports from management on at least a quarterly basis regarding our assessment of risks. In addition, the Audit Committee reports regularly to the Board, which also considers our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board’s leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach. The standing committees of the Board retain primary responsibility for risk oversight in the following key areas:

•Audit Committee - Overseeing financial risk, capital risk, related party transactions, financial compliance risk and internal controls over financial reporting.
•Compensation Committee - Overseeing our risks related to our compensation philosophy and practices and evaluating the balance between incentives and rewards.
•Governance Committee - Evaluating director independence, the effectiveness of our Corporate Governance Guidelines and Business Code of Conduct and Ethics, and overseeing management’s succession planning.
Each of our committees periodically provide updates to the Board regarding significant risk management issues and management’s response.
Compensation Risk Assessment
To assess the risks arising from our compensation policies and practices, management reviewed our various compensation programs, and presented this risk assessment to the Compensation Committee. The risk assessment included a review of our compensation plans from various perspectives, as well as other aspects of our programs that mitigate risk, ultimately assessing whether the policies and practices could directly or indirectly encourage or mitigate risk-taking by executives or increase risk to the Company.
We believe that our current compensation policies and programs do not motivate or incent excessive risk taking. As described more fully below, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and our stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our Compensation Committee endorses, several controls to address and mitigate compensation related risk. These include stock ownership guidelines for our senior executive officers and our directors, annual review of our gross burn rate, anti-hedging and anti-pledging policies, caps on incentive payouts, robust performance evaluations and a diverse set of financial and milestone performance metrics. As a result, we have concluded that our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.
Business Code of Conduct and Ethics
We have adopted a written Business Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, https://investors.guardanthealth.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Stockholder Engagement
Throughout the last quarter of 2020 and into the first quarter of 2021, we conducted outreach to engage with stockholders on a wide variety of topics that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.
Our 2020 stockholder engagement initiatives included:

•Annual Stockholder Meeting: Our Chairperson of the Board answered questions from stockholders at the Company’s 2020 Annual Meeting.
•Investor Day: Senior executive officers presented on the Company’s strategy and financial performance at our Investor Day.
•Stockholder Outreach: We met with eight investors representing approximately 21% of our outstanding shares and received feedback on financial performance, executive compensation programs, strategy, COVID-19 and environmental, social and governance matters.
Human Capital Management
Our people are critical to our success. We prioritize our people and provide rewarding careers for the intellectually curious and unabashedly determined. Our organization provides a safe, rewarding and respectful workplace where our people are provided with opportunities to pursue career paths based on their skills, performance and potential.

We adhere to our mission and values, which include a commitment to our stakeholders, including our employees, to operate with integrity and mutual respect. We also incorporate safety principles into every aspect of our business. We have a well-developed environmental, health and safety program, which is reinforced through rigorous policies, education and engagement of our employees and internal and external periodic audits.

We are driven by an intense passion to dramatically change the course of cancer patients’ journeys. Our frustration with the data-starved status quo and our strong desire to improve human health shapes our unique culture. Ensuring a diverse and inclusive performance-driven culture is one of the key components of our corporate strategy, and we strive to recruit, hire and retain a talented and diverse team of people who align with our values. We believe in great leadership and lifetime learning, and we invest in training and development opportunities in order to foster strong career paths for our employees.

Our compensation and benefits team strives to develop and implement policies and programs that support our business goals, maintain competitiveness, promote shared fiscal responsibility among the Company and our employees, strategically align talent within our organization and reward performance, while also managing the costs of such policies and programs. We provide our employees with competitive pay, competitive Company equity programs, access to medical, dental and life insurance benefits, disability coverage, a 401(k) retirement savings plan and numerous wellbeing benefits through our Total Rewards program.

In order to ensure that we are meeting our human capital objectives, we frequently utilize employee engagement surveys to understand the effectiveness of our employee development and compensation programs and where we can improve across the Company.
Communications with our Board
Any interested person, including any stockholder, may communicate with our Board by written mail addressed to Guardant Health, Inc. Board of Directors, c/o Corporate Secretary, 505 Penobscot Dr., Redwood City, California 94063. We encourage stockholders to include proof of ownership of our stock in their communications. The corporate secretary will review the communications and forward them to the Board or the relevant committee of the Board, unless the communication is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Prohibition Against Pledging and Hedging
We maintain an Insider Trading Compliance Policy that prohibits our officers, directors and employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, and collars), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. It further prohibits pledging our stock as collateral to secure loans, margin purchases of our stock, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock.

DIRECTOR COMPENSATION
Our Director Compensation Program is intended to fairly compensate our non-employee directors for the time and effort necessary to serve on our Board, in a manner that is competitive and serves the best interests of the Company and our stockholders.

Previous Director Compensation Program. Prior to our annual stockholders meeting in 2020, our Director Compensation Program consisted of the following components:

Cash Compensation
•Annual Cash Retainer: $48,000
Additional Annual Retainers
•Lead Independent Director: $10,000
•Audit Committee Chair: $20,000
•Audit Committee Member (Non-Chair): $10,000
•Compensation Committee Chair: $15,000
•Compensation Committee Member (Non-Chair): $7,500
•Governance Committee Chair: $10,000
•Governance Committee Member (Non-Chair): $5,000
The annual cash retainer is paid in quarterly installments in arrears. Annual cash retainers are not pro-rated for any partial calendar quarter of service.
Equity Compensation
•Initial Equity Grants to each non-employee director upon initial election or appointment to serve on our Board:
◦stock option award with an aggregate value (determined using a Black-Scholes option value based on a 30-day trading average stock price) of $215,000 and an exercise price equal to the fair market value of our common stock on the date of grant; and
◦restricted stock unit award with an aggregate value (determined based on a 30-day trading average stock price) of $215,000.
•Annual Equity Grants on the date of each annual stockholder meeting to each non-employee director who is serving on our Board as of (and who will continue to serve after) the date of such annual stockholder meeting:
◦stock option award with an aggregate value (determined using a Black-Scholes option value based on a 30-day trading average stock price) of $107,500 and an exercise price equal to the fair market value of our common stock on the date of grant; and
◦restricted stock unit award with an aggregate value (determined based on a 30-day trading average stock price) of $107,500.

The Annual Equity Grant is made to non-employee directors who have served on the Board for at least six months prior to the date of the applicable annual stockholder meeting.

Each Initial Equity Grant vests as to one-third of the shares subject to the award on each of the first three anniversaries of the date on which the director is appointed or elected to serve on our Board, subject to continued service. Each Annual Equity Grant vests in full on the earlier of the one-year anniversary of the applicable grant date and the date of the next annual stockholders’ meeting, subject to continued service. In addition, each Initial Equity Grant and Annual Equity Grant will vest in full immediately prior to the director’s death, disability, termination without cause, or a change in control (as defined in our 2018 Incentive Award Plan (the "2018 Plan")).

New Director Compensation Program. In the spring of 2020, our Compensation Committee engaged Semler Brossy to provide advice and consultation regarding our director compensation program, to better align the program to peer compensation practices. Semler Brossy advised that our program at the time was below market median and not competitive with our peer group (information regarding our peer group is on page 43).

Based on this advice, the Board, in consultation with Semler Brossy, adopted an updated director compensation program design that (i) eliminated the cash compensation component of the program, (ii) increased the value of annual equity awards granted under the program, (iii) provided for a separate annual equity award to be granted to our Board’s Lead Independent Director and (iv) revised certain terms of the equity awards that are granted upon a director’s initial appointment or election. This new program, which is further described below, became effective on the date of our annual stockholders’ meeting in 2020.

The Board believes that replacing a more traditional cash-and-equity compensation program with an equity-only compensation program is more competitive when compared to our peers; in addition, the total cost of the program, on an annual basis, approximates the total compensation cost of our peer groups’ director compensation programs. In addition, the initial equity awards granted to incoming directors under the updated program vest over four years, which is longer than our peer group (which use three years). In determining to incorporate an additional equity award to our Lead Independent Director, our Board took into account the significant role and scope of this director’s responsibilities, including leading meetings of independent directors and providing input on meeting agendas, advising our CEO as to quantity, quality and timeliness of information and materials, providing feedback to our CEO on the CEO’s evaluation and leading the Board evaluation process.

The following is a summary of our updated director compensation program design, which became effective as of June 12, 2020, the date of our 2020 annual stockholders’ meeting:

Initial Awards (each, an “Initial Award”)
•stock option award with an aggregate value of $362,500 (determined by dividing the value of the award by the per share Black-Scholes valuation as of the applicable grant date) and an exercise price equal to the fair market value of our common stock on the date of grant; and

•restricted stock unit award with an aggregate value of $362,500 (determined by dividing the value by the fair market value of our common stock on the applicable grant date).

Annual Awards (each, an “Annual Award”)
•stock option award with an aggregate value of $212,500 (determined by dividing the value of the award by the per share Black-Scholes valuation as of the applicable grant date) and an exercise price equal to the fair market value of our common stock on the date of grant; and
•restricted stock unit award with an aggregate value of $212,500 (determined by dividing the value by the fair market value of our common stock on the applicable grant date).

Annual Lead Independent Director Award (each, a “LID Award”)
•restricted stock unit award with an aggregate value of $45,000 (determined by dividing the value by the fair market value of our common stock on the applicable grant date).

The Initial Award is granted to each non-employee director who is initially elected or appointed to serve on the Board and each Initial Award vests and becomes exercisable (as applicable) as to 25% of the shares subject to such award on the first anniversary of the director’s election to the Board, and as to the remaining 75% of the shares subject to the Initial Award in substantially equal installments on each monthly anniversary of the director’s election to the Board thereafter, subject to continued service through the applicable vesting date.

The Annual Award is granted on the date of each annual stockholders’ meeting to non-employee directors who have served on the Board for at least six months prior to the date of such annual stockholders’ meeting. Each Annual Award vests and become exercisable (as applicable) in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting of the Company’s stockholders following the grant date, subject to continued service through the applicable vesting date.

The LID Award is granted on the date of each annual stockholders’ meeting to the non-employee director who has served on the Board for at least six months as of the date of such annual stockholders’ meeting and who will also serve as Lead Independent Director of the Board immediately following such meeting. Each LID Award will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting of the Company’s stockholders following the grant date, subject to continued service through the applicable vesting date.

In addition, each Initial Award, Annual Award and LID Award will vest in full immediately prior to the director’s death, disability, termination without cause, or a change in control (as defined in the 2018 Plan).

Any compensation payable to a director under this updated program will comply with the director annual compensation limit set forth in our 2018 Plan (currently, an annual limit of $750,000 per director).

Other Compensation Matters. Pursuant to terms of their letter agreements entered in connection with their commencement of Board service, each outstanding option granted to Mr.

Clark in 2017, and granted to Mr. Meresman in 2018, vests with respect to 1/48th of the shares on each monthly anniversary of the date their Board service commenced, and will vest in full immediately prior to a change in control (as defined in the 2018 Plan).

Director Compensation Table. The following table contains information concerning the compensation received by our non-employee directors during the year ended December 31, 2020. Directors who are also employees do not receive compensation for service on our Board (in addition to the compensation payable for their service as our employees). On June 12, 2020, Vijaya Gadde was appointed to the Board as a Class I director to serve for a term expiring at our 2022 annual meeting of stockholders. Amounts shown in the “Fees Earned or Paid in Cash” column below reflect fees paid under our old director compensation program for service prior to our 2020 annual stockholders’ meeting. Annual Awards (including the annual LID Award) were granted on June 12, 2020 to each non-employee director. Vijaya Gadde received her Initial Equity Grants on June 12, 2020 in connection with her initial appointment to the Board.
2020 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(4)	Option Awards (3)(4)	Total
Ian Clark	$41,500	$257,558	$212,592	$511,650
Vijaya Gadde	—	362,554	362,662	725,216
Bahija Jallal	31,500	212,537	212,592	456,629
Samir Kaul	32,750	212,537	212,592	457,879
Stanley Meresman	36,500	212,537	212,592	461,629
Dipchand Nishar(5)	27,750	—	—	27,750
_______________
(1)Represents cash fees paid under our prior director compensation program.
(2) The amounts shown in the Stock Awards column reflects the aggregate grant date fair value of the restricted stock units ("RSUs") awarded to our directors, computed in accordance with Topic 718, excluding the effect of estimated forfeitures. Amounts in this column reflect the market value of the RSUs using the closing price of a share of our common stock as reported on Nasdaq on the date of grant of $77.09 on June 12, 2020, multiplied by the number of shares underlying each award.
(3) The amounts shown above in the Option Awards column represent the aggregate grant date fair value of share options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.
(4) The non-employee directors had the following outstanding RSUs and stock options as of December 31, 2020:

	RSUs	Stock Options
Ian Clark	3,341	15,165
Vijaya Gadde	4,703	7,904
Bahija Jallal	4,649	9,366
Samir Kaul	2,757	7,095
Stan Meresman	2,757	90,974
Dipchand Nishar	—	—
(5) Mr. Nishar did not stand for re-election as a director of the Company at the 2020 Annual Meeting

PROPOSAL 1
ELECTION OF DIRECTORS
Board Nominees
Pursuant to our Certificate of Incorporation and our Bylaws, the total number of directors constituting the Board is fixed from time to time by the Board. There are currently seven authorized directors and seven persons serving as directors. On June 12, 2020, Vijaya Gadde was appointed to the Board as a Class I director to serve for a term expiring at our 2022 annual meeting of stockholders. With the addition of Ms. Gadde, two of our seven directors are women.

The Board is divided into three classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class III Directors expires at the Annual Meeting, while the term for our Class I Directors will expire at our 2022 annual meeting of stockholders and the term for our Class II Directors expires at our 2023 annual meeting of stockholders. Based upon the recommendation of our Governance Committee, the Board has nominated each of Helmy Eltoukhy, AmirAli Talasaz and Bahija Jallal, each a current Class III Director, for re-election at the Annual Meeting. Each director elected at the Annual Meeting will serve a three-year term expiring at the 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified as a Class III Director, or until his or her earlier death, resignation or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this proxy statement.

The Board and the Governance Committee believe the skills, qualities, attributes and experience of our directors provide us with business acumen and a diverse range of perspectives to engage each other and management to address effectively our evolving needs and represent the best interests of our stockholders.

Vacancies on the Board, including any vacancy created by an increase in the size of the Board, may be filled only by a majority of the directors remaining in office, even though less than a quorum of the Board, or a sole remaining director. A director elected by the Board to fill a vacancy will serve until the next election of the class of directors for which such director was chosen and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

Information about Class III Director Nominees
Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led the Board to conclude that each nominee should serve on the Board at this time.

Helmy Eltoukhy, Ph.D. Dr. Eltoukhy is our co-founder and has served as our CEO and a member of our Board since January 2013.
Prior to co-founding our company in 2013, Dr. Eltoukhy held various positions at Illumina, Inc. from August 2008 to December 2012, including Senior Director of Advanced Technology Research, where he developed novel chemistries, hardware and informatics for genetic analysis systems. In June 2007, he co-founded Avantome Inc. to commercialize semiconductor sequencing to help speed up the democratization of high throughput DNA sequencing and served as Chief Executive Officer until its acquisition by Illumina in August 2008. He joined the Stanford Genome Technology Center as a post-doctoral fellow in 2006 to work on low-cost DNA sequencing technologies. During his doctoral studies and at the Stanford Genome Technology Center, he developed the first semiconductor sequencing platform and first base-calling algorithm for next-generation sequencing under several National Human Genome Research Institute grants. He received his Ph.D., M.S. and B.S. degrees in electrical engineering from Stanford University.
We believe that Dr. Eltoukhy is qualified to serve as a member of our Board due to his extensive knowledge of our company as co-founder and CEO and his experience in the life sciences and biotechnology industries.

AmirAli Talasaz, Ph.D. Dr. Talasaz is our co-founder and has served as Chairperson of our Board, President and COO since January 2013.
Prior to co-founding our company in 2013, Dr. Talasaz held various positions at Illumina, Inc., including Senior Director of Diagnostics Research from October 2011 to June 2012, where he led the efforts for emerging clinical applications of next-generation genomic analysis. During that time, he developed different genomic technologies suitable for clinical applications. In March 2008, he founded Auriphex Biosciences, Inc., which focused on purification and genetic analysis of circulating tumor cells for cancer management. The technology was acquired by lllumina, Inc. in 2009. During his academic years, he led the Technology Development group at the Stanford Genome Technology Center. He received his Ph.D. degree in electrical engineering, M.S. degree in electrical engineering and M.S. degree in management science and engineering from Stanford University.

We believe that Dr. Talasaz is qualified to serve as Chairperson of our Board due to his extensive knowledge of our company as co-founder and President and COO and his knowledge of the life sciences and biotechnology industries.

Bahija Jallal, Ph.D. Dr. Jallal has served as a member of our Board since April 2019. Dr. Jallal has served as the Chief Executive Officer of Immunocore Limited, a T cell receptor biotechnology company, since January 2019. Dr. Jallal has been a member of the boards of directors of Immunocore Limited since January 2019 and of Anthem, Inc. since February 2018, and also serves on the audit committee for Anthem.

Additionally, she is a member of the Board of Trustees of Johns Hopkins University and UMB Health Sciences Research Park Corporation and Past President of the Association for Women in Science.
Prior to that, Dr. Jallal served as Executive Vice President of AstraZeneca PLC, a pharmaceutical and biopharmaceutical company, from October 2013 to January 2019, and President of MedImmune, a subsidiary of AstraZeneca, from January 2013 to January 2019. She joined MedImmune in 2006 and held various research and development positions, including Senior Vice President, Research and Development, from 2010 to 2013. She received her Ph.D. degree in physiology and DEA degree in physiology and biology from the Université de Paris VI, and her AEA degree in plant physiology and M.S. degree in biology from the Université de Paris VII.
We believe that Dr. Jallal is qualified to serve as a member of our Board due to her extensive experience in the biopharmaceutical industry, in addition to her service as an executive at a number of companies.

Information about Other Directors Not Standing for Election at this Meeting
Directors who will continue to serve after the Annual Meeting are listed below.
Class I Directors with Terms Expiring at the 2022 Annual Meeting

Stanley Meresman. Mr. Meresman has served as a member of our Board since May 2018. During the last ten years, Mr. Meresman has served on the boards of directors of various public and private companies, including service as chair of the audit committee for some of these companies. He currently serves on the board of directors and as chair of the audit committee of DoorDash, Inc., Snap, Inc., Cloudflare, Inc., and Medallia, Inc.

Previously, Mr. Meresman served as a member of the board of directors, including service as chair of the audit committee, of Palo Alto Networks, Inc. from September 2014 to December 2018, LinkedIn Corporation from October 2010 to December 2016, Zynga Inc. from June 2011 to June 2015, Meru Networks, Inc. from September 2010 to May 2013, and

Riverbed Technology, Inc. from March 2005 to May 2012. From January 2004 to December 2004, Mr. Meresman was a Venture Partner with Technology Crossover Ventures, a private equity firm, and was General Partner and Chief Operating Officer of Technology Crossover Ventures from November 2001 to December 2003. During the four years before joining Technology Crossover Ventures, he was a private investor and board member and adviser to several technology companies. From May 1989 to May 1997, Mr. Meresman served as the Senior Vice President and Chief Financial Officer of Silicon Graphics, Inc. Mr. Meresman holds a B.S. degree in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. degree from the Stanford Graduate School of Business.
We believe that Mr. Meresman is qualified to serve as a member of our Board due to his extensive financial expertise, his experience as public company chief financial officers, his experience on public company Audit Committees, as well as his years of strategic and management experience in the technology industry.

Vijaya Gadde. Ms. Gadde has served as a member of our Board since June 2020. Ms. Gadde has served as the Chief Legal Officer of Twitter, Inc., a global platform for public self-expression and conversation in real time, since February 2018 and Secretary since August 2013 leading its legal, public policy, and trust and safety teams globally. Prior to her current role at Twitter, Inc., Ms. Gadde served as its General Counsel from August

2013 to February 2018, its head of communications from July 2015 to August 2016 and as its Director, Legal from July 2011 to August 2013. Ms. Gadde serves on the Board of Trustees of NYU Law School and the Board of Directors of Mercy Corps, a global humanitarian aid and development organization, which partners with communities, corporations and governments. Ms. Gadde also co-founded #Angels, an investment collective focused on funding diverse and ambitious founders pursuing bold ideas.
Previously, from October 2010 to July 2011, Ms. Gadde served as Senior Director, Legal at Juniper Networks, Inc., a provider of network infrastructure products and services. From October 2000 to April 2010, Ms. Gadde was an attorney at Wilson Sonsini Goodrich & Rosati, P.C. Ms. Gadde earned a J.D. from New York University School of Law and a B.S. in industrial and labor relations from Cornell University.
We believe that Ms. Gadde is qualified to serve as a member of our Board due to her deep public company experience, in addition to her executive leadership experience and significant legal, public policy and regulatory expertise.

Class II Director with Term Expiring at the 2023 Annual Meeting

Ian Clark. Mr. Clark has served as a member of our Board since January 2017 and is our lead independent director. Mr. Clark currently serves on the boards of directors of Agios Pharmaceuticals, Inc., AVROBIO, Inc., Corvus Pharmaceuticals, Inc., Olema Oncology and Takeda Pharmaceutical Company Limited.

Previously, Mr. Clark served on the board of directors of Forty Seven Inc. from May 2018 to April 2020, including as a member of its audit committee, and on the board of directors of Shire Pharmaceuticals, Inc. from February 2017 to January 2019. He served on the board of directors and audit committee of Kite Pharma, Inc. from January 2017 to October 2017. He served as Chief Executive Officer of Genentech Inc. from January 2010 to December 2016. Prior to that, he was the Executive Vice President and Chief Marketing Officer of the Roche Group from April 2009 to December 2009. Prior to his time at the Roche Group, Mr. Clark held several senior management positions at Genentech Inc. from January 2003 to March 2009, including Head of Global Product Strategy, Chief Marketing Officer, Senior Vice President, General Manager of BioOncology and Executive Vice President, Commercial Operations. Before joining Genentech Inc., Mr. Clark spent 23 years in the biopharmaceutical industry in senior roles at Novartis International AG, Ivax Pharmaceuticals, Inc. and Sanofi S.A. in the United Kingdom, France and Eastern Europe. He started his career at G.D. Searle, LLC, a subsidiary of Monsanto Corporation, holding positions in sales and marketing. Mr. Clark received a B.S. degree in Biology from South Hampton University.
We believe that Mr. Clark is qualified to serve as a member of our Board due to his vast experience in the biopharmaceutical industry, combined with his experience serving on the boards of directors of multiple public and private companies.

Samir Kaul. Mr. Kaul has served as a member of our Board since April 2014. Mr. Kaul has been a General Partner at Khosla Ventures, a venture capital firm focusing on technology investing, since February 2006 and currently serves on the boards of directors of several private companies.
Previously, Mr. Kaul served as a member of the board of directors of

Gevo, Inc. from March 2013 to May 2014 and Amyris, Inc. from May 2006 to May 2012. Prior to that, Mr. Kaul was a member of Flagship Pioneering Inc., a venture capital firm, from June 2002 to May 2006. Prior to that, Mr. Kaul worked at the Institute for Genomic Research. Mr. Kaul holds a B.S. degree in Biology from the University of Michigan, an M.S. degree in Biochemistry from the University of Maryland and an M.B.A. degree from Harvard Business School.

We believe that Mr. Kaul is qualified to serve as a member of our Board due to his wide-ranging experience in technology companies and insight in the management of startup companies and the building of companies from early stage to commercial scale.

EXECUTIVE OFFICERS
The following are our executive officers as of the Record Date.

Name	Age	Position
Helmy Eltoukhy, Ph.D.	42	Chief Executive Officer
AmirAli Talasaz, Ph.D.	41	President and Chief Operating Officer
Michael Bell	52	Chief Financial Officer
John Saia	48	Senior Vice President, General Counsel and Corporate Secretary
Effective as of December 4, 2020, Derek Bertocci ceased service as our Chief Financial Officer, and was replaced by Michael Bell effective January 5, 2021. On May 6, 2020, Michael Wiley transitioned from being our Chief Legal Officer in order to assume a new non-executive officer role as Head of Corporate Affairs, and John Saia was hired as Senior Vice President, General Counsel and Corporate Secretary.

The following sets for the biographical information of our Executive Officers. Biographical information pertaining to Helmy Eltoukhy, who is a member of our Board and our CEO, and AmirAli Talasaz, who is the Chairperson of our Board and our President and COO, may be found in the section above entitled “Proposal 1: Election of Directors – Information about Class III Director Nominees.”

Michael Bell. Mr. Bell has served as our Chief Financial Officer since January 2021. He most recently served as the Chief Financial Officer of CareDx, Inc., a precision medicine company focused on transplantation, from April 2017 to December 2020. From January 2016 to March 2017, Mr. Bell served as the Chief Financial Officer of Metabiota, Inc., a company that develops and sells risk analytics products focused on infectious disease. From May 2012 to January 2016, he served as the Chief Financial Officer of Singulex, Inc., a clinical diagnostics company. Prior to that, Mr. Bell held leadership and executive positions within Novartis, including with Novartis Diagnostics, a global provider of blood screening solutions, where he served as Chief Financial Officer from 2011 to 2012, and Senior Director, Global Head of Finance from 2008 to 2011. Mr. Bell also previously worked for several years in public accounting with both Ernst & Young and Deloitte, UK. He holds a Bachelor of Science degree in Mathematics with Computing from the University of Leicester in the United Kingdom, and is a Fellow of the Institute of Chartered Accountants in England & Wales.

John Saia. Mr. Saia has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2020. Mr. Saia most recently served as Senior Vice President, General Counsel and Corporate Secretary of WageWorks, Inc. from January 2019 until its acquisition by HealthEquity, Inc. in August 2019, and as General Counsel and Corporate Secretary for AcelRx Pharmaceuticals, Inc. from April 2018 to January 2019. Mr. Saia led legal and compliance activities worldwide for both WageWorks and AcelRx. Prior to that, he spent more than a decade serving in numerous legal and compliance leadership roles at McKesson Corporation, ending his tenure in April 2018 as its Corporate Secretary and Associate General Counsel. In addition to holding positions at several highly respected law firms, Mr. Saia also held roles at the U.S. Securities and Exchange Commission and the U.S. Department of Justice. Mr. Saia graduated cum laude from Santa Clara University and holds a Juris Doctorate from The George Washington School of Law.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses the principles and objectives underlying our policies and decisions with respect to the compensation of our named executive officers (“NEOs”) and other material factors relevant to an analysis of these policies and decisions regarding our 2020 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following NEOs:

Name	Position
Helmy Eltoukhy	Chief Executive Officer (“CEO”)
AmirAli Talasaz	President and Chief Operating Officer (“President/COO”)
John G. Saia (1)	Senior Vice President, General Counsel and Corporate Secretary
Michael Wiley	Head of Corporate Affairs
Derek Bertocci (2)	Former Chief Financial Officer
    _______________
(1)Mr. Saia joined the Company on April 7, 2020.
(2)Mr. Bertocci stepped down as an executive officer on December 4, 2020 but remained an employee into 2021.
Quick CD&A Reference Guide

Business and Compensation Overview	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Components of Our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

I.BUSINESS AND COMPENSATION OVERVIEW

Company Overview
We are a leading precision oncology company focused on helping conquer cancer globally through the use of our proprietary blood-based tests, vast data sets and advanced analytics. We believe that the key to conquering cancer is unprecedented access to its molecular information throughout all stages of the disease, which we intend to enable by a routine blood draw, or liquid biopsy.
Our Guardant Health Oncology Platform is designed to leverage our capabilities in technology, clinical development, regulatory and reimbursement to drive commercial adoption, accelerate drug development, improve patient clinical outcomes and lower healthcare costs. In pursuit of our goal to manage cancer across all stages of the disease, we have launched our Guardant360, Guardant360 CDx and GuardantOMNI liquid biopsy-based tests for advanced stage cancer and in February 2021, launched our Guardant Reveal liquid biopsy-based test for residual and recurring cancer to first address the need in Stage II-III colorectal cancer.

We are developing tests from our Guardant360 tissue program which aims to address challenges with tissue genotyping products currently available in the market and are also developing tests from our LUNAR program which aims to address the needs of early-stage cancer patients with neoadjuvant and adjuvant treatment selection, cancer survivors with surveillance, and asymptomatic individuals eligible for cancer screening and individuals at a higher risk for developing cancer with early detection. We have also developed our GuardantINFORM platform to further accelerate precision oncology drug development by biopharmaceutical companies by offering them an in-silico research platform to unlock further insights into tumor evolution and treatment resistance across various biomarker-driven cancers.
Our GuardantOMNI test has been designated by the FDA as a breakthrough device for use as a companion diagnostic in connection with certain specified therapeutic products of our biopharmaceutical customers.
We believe our tests can expand the scope of precision oncology to earlier stages of the disease, improve patient outcomes and lower healthcare costs.
Stockholder Engagement and Say-on-Pay Vote

As we are no longer considered an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012, we will be holding our first non-binding stockholder advisory vote on the compensation of our named executive officers (a “Say-on-Pay” vote) at the Annual Meeting. Throughout the last quarter of 2020 and into the first quarter of 2021, we reached out to our top 20 stockholders, representing over 54% of the total shares outstanding, to discuss various matters, including our executive compensation program. We are committed to engaging with stockholders to ensure that we understand stockholder feedback about our executive compensation programs and other key matters of interest to them, and we pay careful attention to any feedback we receive from them. We intend to continue our stockholder outreach following the filing of this proxy statement with the SEC, to seek support for our annual meeting proposals and to solicit additional feedback regarding compensation and governance matters of importance to our stockholders.

The Committee and the Board of Directors will consider the outcome of future stockholder advisory votes, including the vote which will take place at the Annual Meeting, in addition to other relevant stockholder feedback that may be received throughout the year, when we make compensation decisions for the named executive officers. For additional information about the Say-on-Pay vote, please review the proposal set forth earlier in this Proxy Statement.

Compensation Objectives
The core elements of the Committee’s executive compensation philosophy are as follows:
•Attract, retain and motivate talented individuals who will drive the successful execution of Guardant Health’s strategic plan;
•Link pay to performance and achievement of Guardant Health’s business objectives;
•Align executive officers’ interests with those of Guardant Health and our stockholders, generally through the use of equity as a significant component;
•Provide market competitive compensation that is a majority of an “at risk” nature; and
•Design programs that we believe are simple and transparent.

2020 Select Business Highlights
We had another exceptionally strong year in 2020, notwithstanding the impact of COVID-19, with outstanding growth in our financial results and strong progress in our product development program. Key highlights include the following:
Financial Results
•Total revenue increased 34% to $286.7 million in 2020, driven by a 31% increase in precision oncology testing revenue, primarily as a result of higher clinical testing volume and increased revenue per test, and a 49% increase in development services and other revenue, primarily due to new collaboration agreements entered in 2020 as well as progression of existing collaboration projects from biopharmaceutical customers for companion diagnostic development and regulatory approval services completed during 2020.
•Gross profit increased 35% to $194.2 million in 2020, compared to $143.7 million in 2019.
•Gross margin was 68% in 2020, compared to 67% in 2019.
•GAAP operating loss was $255.0 million, compared to $82.4 million in 2019. Non-GAAP adjusted operating loss was $110.9 million, which is calculated as GAAP operating loss less stock-based compensation expense of $144.1 million, compared to $65.4 million in 2019, which is calculated as GAAP operating loss less stock-based compensation expense of $17 million.
•Net loss attributable to common stockholders was $253.8 million in 2020, compared to $75.7 million in 2019.
•Net loss per share attributable to common stockholders, basic and diluted, was $2.60 in 2020, compared to $0.84 in 2019.
•We successfully completed an underwritten public offering of common stock through which we received net proceeds of $354.6 million after deducting underwriting discounts and commissions and offering expenses payable by us, and an underwritten public offering of $1.15 billion in convertible senior notes, and ended the year with $2.0 billion in cash, cash equivalents and marketable securities.
Gross profit is calculated as total revenue less costs of precision oncology testing and costs of development and other services. Gross margin is calculated as gross profit divided by total revenue.
Products and Development Programs
We have launched our Guardant360, Guardant360 CDx, GuardantOMNI and Guardant Reveal tests, we have presented data from a new patient cohort that demonstrated that our LUNAR-2 liquid assay achieved 90% sensitivity and 94% specificity in detecting early-stage colorectal cancer, and we are developing additional tests under our Guardant360 tissue and LUNAR programs.

•Precision oncology reported 63,254 tests to clinical customers and 15,983 tests to biopharmaceutical customers, representing an increase of 27% and a decrease of 23%, respectively.
•We announced two strategic collaborations to develop the Guardant360 assay as a companion diagnostic for Janssen Biotech’s amivantamab in non-small-cell lung carcinoma, and expanding to a new indication, for Radius Health’s elacestrant in breast cancer.
•We obtained FDA approval for our Guardant360 CDx for tumor mutation profiling, also known as comprehensive genomic profiling, in patients with any solid malignant tumor.
General Impact of COVID-19

We continue to closely monitor and respond, where possible, to the ongoing COVID-19 pandemic. As the global situation continues to change rapidly, ensuring the well-being of our employees remains one of our top priorities. A number of our employees are temporarily working remotely and those on site must follow our social distance guidelines. We developed our own proprietary COVID-19 test and make that test available to all of our employees and contractors and their dependents at no cost, and we leverage that testing as a condition for access to our offices. In addition, we have developed special cash compensation and incentive programs to many of our essential employees, in recognition of their outstanding service during the COVID-19 pandemic, and we extended COVID-19 protection pay for employees who were quarantined, sick or needed to provide care for their families.

Due to the unprecedented economic disruption caused by COVID-19, we have experienced significant reduction in access to our customers, including restrictions on our ability to market and distribute our tests and to collect samples, as well as supply constraints. Our partners, vendors and customers have similarly had their operations altered or temporarily suspended. Additionally, we have experienced unpredictable reductions in the demand for our tests as healthcare customers divert medical resources and priorities toward the treatment of the virus. Consequently, the COVID-19 pandemic has resulted in increased costs or delays to production and development of our products, and our future revenue and results of operations may be adversely affected until testing, treatments and vaccines substantially eliminate the impact of the COVID-19 pandemic.
Key Aspects of the 2020 Executive Compensation Program
Base Salaries. The 2020 base salaries of the NEOs were unchanged, except with respect to Drs. Eltoukhy and Talasaz, who reduced their annual base salaries to $1 in May 2020 in connection with the Founders’ 2020 Performance Awards. For more information regarding the Founders’ 2020 Performance Awards, see “Components of Our Compensation Program—Long-Term Incentives—Founders’ 2020 Performance Grants” below.
Annual Bonuses. 2020 annual bonuses for the NEOs other than Drs. Elthoukhy and Talasaz (who were not eligible to receive a 2020 annual bonus) were determined based on the achievement of both financial performance metrics, representing 65% of the target bonus opportunity (the “Financial Performance Component”), and product development- and research-based milestone measures, representing 35% of the target bonus opportunity (the “Operational

Performance Component”). To establish these targets and goals, the Compensation Committee (the “Committee”), with the input of the senior leadership team, evaluated our corporate performance for the prior year as compared to the corporate goals, and taking into account other corporate achievements and developments, the Committee set the targets at levels that it considered rigorous and challenging and that took into account the relevant risks and opportunities.
The Financial Performance Component was comprised of:
(i) a revenue goal, which represented 50% of the target bonus opportunity, and
(ii) adjusted operating income (loss) and gross margin goals, which represented 10% and 5%, respectively, of the target bonus opportunity.

The Committee set a rigorous revenue target substantially above the prior-year level, reflecting 36% growth. In addition, there was rigor in the performance curve, as the 50% of target bonus attributed to revenue performance would be forfeited if we didn’t achieve at least 16% growth from the prior year. The targets for gross margin and adjusted operating income (loss) were also set at levels that the Committee viewed as challenging to achieve. In an effort to use a reflection of operating income unaffected by certain unique items beyond the control of management, the Committee utilized operating income (loss) excluding the non-operating, non-cash effect of stock-based compensation expense. The Committee incorporated these measures in order to focus executive officers on the critical strategic priorities of top line revenue growth and operating profitability.

The Operational Performance Component targets were also demanding, and included a regulatory objective, FDA approval of the Guardant360 In Vitro Diagnostics Premarket Approval Application, representing 15% of the target bonus opportunity, and research and development pipeline and commercialization objectives, including LUNAR trial enrollment, representing 20% of the target bonus opportunity.
As described above, total revenue increased 34% to $286.7 million based on strong growth in both precision oncology testing revenue and development services and other revenue, gross margin increased to 68%, and adjusted operating loss widened to $110.9 million. We announced two strategic collaborations and obtained FDA approval of Guardant360 CDx for tumor mutation profiling. Based on these financial results and product development and research-based achievements, the Committee determined that overall achievement relative to the goals was 124.8% of target.
2020 Long-Term Incentives. In addition to the Founders’ 2020 Performance Awards, which are described below, in 2020 the Committee approved the grant of RSUs to Messrs. Saia and Wiley. These RSUs vest ratably over four years. Mr. Bertocci did not receive a grant.
Founders’ 2020 Performance Awards. Our Committee, after a comprehensive and lengthy process, developed and granted performance-based long-term restricted stock unit awards, or PSUs, to our CEO and President/COO, Drs. Eltoukhy and Talasaz. In conjunction with the grant, they have each signed Waiver Letters in which they have agreed to forego any base salary, annual bonuses or time-based long-term incentives for seven years. Each PSU award covers 1,695,574 PSUs, and vests based on the achievement of stock price hurdles of $120, $150 and $200, representing increases of 55%, 94% and 158% growth from the base price used by the

Committee at the time the grant was awarded. See “Long-Term Incentives—Founders’ 2020 Performance Awards” below.

Introduction of PSUs in 2020. As the Company has evolved and grown, the Committee believes that the form of long-term incentives awarded to our employees should also evolve to include performance-based equity. This evolution began with the Founders’ 2020 Performance Awards and in 2020, the Company introduced PSUs with a financial performance metric related to revenue and an operational milestone metric related to a LUNAR-2 launch to certain non-NEO employees. The Committee believes these metrics incentivize top line growth to fuel further growth, and the pursuit of a key strategic goal of expanding the applicability of our technology and methodology to a broader market.

Adoption of Stock Ownership Policy. To support our commitment to stockholder alignment and ensure non-employee members of our Board and our executive officers, including our NEOs, remain invested in our performance and the performance of our common stock, we adopted a stock ownership policy on November 5, 2020 that became effective as of January 1, 2021. Under this policy, our executive officers and directors are required to maintain certain levels of stock ownership (for our CEO, equal to six times the 50th percentile base salary of CEOs of our peer group). Furthermore, we require for those who have not met their minimum required ownership to hold (and not dispose) certain shares of our common stock acquired through equity awards. For more information regarding our stock ownership policy, see “Additional Compensation Policies and Practices—Stock Ownership Policy” below.
II. COMPENSATION PHILOSOPHY AND OBJECTIVES
Compensation Philosophy
The Committee believes that a well-designed compensation program should align executive interests with the drivers of growth and stockholder returns, including by supporting the Company’s achievement of its primary business goals and the Company’s ability to attract and retain employees whose talents, expertise, leadership, and contributions are expected to build and sustain growth in long-term stockholder value. As a result, we maintain a strong pay-for-performance orientation in our compensation program.

To achieve these objectives, the Committee regularly reviews our compensation policies and program design overall to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive for our size and stage of development. Specifically, the Committee targets base salaries, annual cash bonuses, and annual long-term equity incentive awards for our executive officers around the market median for our peer group, with variability in actual payments based on corporate and individual performance.

Compensation Objectives

Key objectives of our compensation programs include the following:

•Reward achievement of business objectives (pay for performance). We have clearly defined our Company’s overarching goal of being the leading provider of precision oncology products for cancer management across all stages of the disease. We have also developed a robust strategy to accomplish this overarching goal, including certain business objectives that are steps along the way.
The Committee has designed our executive compensation program to motivate our executive officers to achieve these business objectives by closely linking the value of the compensation they receive to our performance relative to these business objectives and, in the case of Drs. Eltoukhy and Talasaz, the creation of substantial stockholder value.

•Align the interests of our executive officers and employees with those of our stockholders; Foster an ownership culture. Equity-based compensation constitutes a significant portion of our executive officers’ overall compensation. The Committee uses equity, when appropriate, as the form for long-term incentive opportunities in order to incentivize and reward executive officers to (i) achieve multiyear strategic goals and (ii) deliver sustained long-term value to stockholders.
The Committee believes using equity for the long-term incentives creates strong alignment between the interests of executive officers and the interests of our stockholders because it gives executive officers and stockholders a common interest in stock price performance. Granting equity also fosters an ownership culture among executive officers by making them stockholders with a personal stake in Guardant Health’s growth and success.

•Offer competitive compensation to attract and retain talent. The biopharmaceutical and technology industries are fiercely competitive, particularly in the California Bay Area and other areas where we operate, and we must compete for executive talent in these industries and areas. To manage our business and carry out our strategy, we seek high-caliber executive officers and managers who have diverse experience, expertise, capabilities and backgrounds.
In recruiting our executive officers and determining competitive pay levels, the Committee references the amounts and compensation structures of executive officers in the companies in our compensation peer group and in industry surveys.

•Design straightforward compensation programs and plans and administer them transparently. In order for incentive compensation to serve its purpose of motivating participants to achieve results, the participants must have a clear understanding of the goals and targets by which they will be measured, and the rewards that they will receive for various levels of achievement of those goals, including the value of those rewards.
The Committee strives to make the incentives in our executive compensation program straightforward and the programs transparent and understandable, so that our executive officers, as well as our stockholders, know what they are working toward, and what they will receive if they succeed. The Committee seeks to design programs that give participants a clear line of sight to the selected metrics and sufficient control over the performance toward the goals, to motivate them effectively for achieving our business objectives and to reward them appropriately, as a means of executing our strategy.

For a description of the objectives and rationale for the Founders’ 2020 Performance Awards granted to Drs. Eltoukhy and Talasaz, please see “Components of Our Compensation Program—Long-Term Incentives—Founders’ 2020 Performance Grants” below.

Compensation Program Governance
The Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do
☑	Pay for Performance	The majority of total executive compensation is variable and at-risk.
☑	Balance Short- and Long-Term Compensation	The allocation of incentives among the annual incentive plan and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.
☑	Combination of Balanced Performance Metrics	We use a diverse set of financial and milestone performance metrics in our annual incentive plan to ensure that no single measure affects compensation disproportionately.
☑	Independent Compensation Consultant	Our Committee has engaged an independent compensation consultant to provide information and advice for use in Committee decision-making.
☑	Peer Data	We develop a peer group of companies based on industry, revenue, development stage and market capitalization to reference for compensation decisions.
☑	Cap Bonus Payouts; Fixed Equity Grants	Our annual incentive plan has an upper limit on the amount of cash that may be earned. We grant a fixed number of options, RSUs and PSUs.
☑	Double Trigger Change-in-Control Provisions	If there is a change in control, outstanding time-based equity awards will vest only if there is both a change-in-control and termination of employment (a “double trigger”). A change-in-control alone will not trigger vesting.
☑	Newly Adopted Robust Stock Ownership and Retention Guidelines	Our executive officers and directors are required to maintain certain levels of stock ownership (for our CEO, equal to 6x the 50th percentile base salary of CEOs of our peer group). We require for those who have not met their minimum required ownership to hold (and not dispose) certain shares of our common stock acquired through equity awards.

What We Don’t Do
☒	No Employment Agreements	Our executive officers are at-will employees with no employment contracts.
☒	No Hedging or Pledging of Company Securities	We prohibit employees and non-employee directors from engaging in hedging, pledging or short sale transactions in Company securities.
☒	No Excessive Perks	We do not provide large perquisites to executive officers.
☒	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.
☒	No Stock Options Below Fair Market Value	We do not grant stock options below fair market value.

III. COMPENSATION DETERMINATION PROCESS
Role of the Compensation Committee
The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.

The Committee obtains input from executive officers regarding the annual operating plan, expected financial results, and related risks. Based on this information, the Committee establishes the performance-based metrics and targets for the annual incentive plan. For each metric, the Committee sets appropriate threshold and maximum levels of performance designed to motivate achievement without incentivizing excessive risk-taking.

Toward the end of each year, the Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value, and to determine whether any changes would be appropriate.

At the beginning of the new year, after the end of applicable annual or long-term performance periods, the Committee evaluates achievement relative to performance targets, and examines whether it would be appropriate to apply negative discretion to the initial outcomes in order to take relevant factors into consideration, and determines corresponding payouts earned.

With the input of the CEO and the President/COO, the Committee also establishes the compensation for all the other executive officers. The Committee sets the compensation for each of our NEOs and makes recommendations to the full Board generally at its meetings in the first quarter of each year.
Role of the Independent Compensation Consultant
The Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and pursuant to its charter, the Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. The Committee has exercised this authority to engage Radford as an independent compensation consultant, and the Company has provided appropriate funding to the Committee to do so. The Committee has worked with Radford to develop a peer group, provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, report on share utilization, and review other market practices and trends.

The Committee engaged a separate independent compensation consultant, Semler Brossy, in connection with the Founders’ 2020 Performance Awards to the CEO and President/COO, as well as in reassessing our director compensation program. Semler Brossy reported directly to the Committee, and the Committee had the sole authority to retain, terminate and obtain the advice of Semler Brossy in connection with the Founders’ 2020 Performance Awards and the director compensation program at the Company’s expense.

While the Committee took into consideration the respective review and recommendations of Radford and Semler Brossy when making decisions about our executive compensation program, ultimately, the Committee made its own independent decisions in determining our executives’ compensation.
Compensation Peer Groups and Peer Selection Process
Relevant market and benchmark data provide a solid reference point for making decisions and very helpful context, even though, relative to other companies, there are differences and unique aspects of the Company. The Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources when making decisions about the structure and component mix of our executive compensation program.

The Committee, with the assistance of Compensia, its prior independent compensation consultant, developed a peer group in 2019 using the following criteria: sector (diagnostics, other biotechnology), revenue, market capitalization, profitability, stage of development (pre-commercial, commercial) and employee head count. As of May 2020, the Company’s revenue was at the 28th percentile of the peer group revenue, and its market capitalization was at the 48th percentile of the peer group market capitalization.

Based on these criteria and considerations, our peer group selected for decisions relating to 2020 executive compensation, as approved by the Committee, consisted of the following 17 companies:

Alnylam Pharmaceuticals, Inc.	EXACT Sciences Corp.	Neurocrine Biosciences, Inc.
Amarin Corp. plc	Genomic Health, Inc.	Novocure Ltd.
Array BioPharma, Inc.	Insulet Corp.	Penumbra, Inc.
BeiGene Ltd.	Moderna, Inc.	SAGE Therapeutics, Inc.
bluebird bio, inc.	Natera, Inc.	Sarepta Therapeutics, Inc.
Blueprint Medicines Corp.	NeoGenomics, Inc.
In addition to the criteria above, the Committee also referenced general and specific industry surveys from other sources. The Committee determined that the appropriate market reference continues to be the 50th percentile. The market data are used as a reference point and to provide information on the range of competitive pay levels and current compensation practices in our industry.

We believe that the compensation practices of our peer group provided us with appropriate compensation reference points for evaluating the compensation of our named executive officers during 2020. Consistent with best practices for corporate governance, the Committee will review our peer group annually. In mid-2020, the Committee engaged Radford to develop a new peer group for decisions regarding executive compensation for 2021.
Role of the Chief Executive Officer and the President/Chief Operating Officer
The Committee works with our CEO and our President/COO to set the target compensation of each of our other NEOs. As part of this process, these two executive officers evaluate the performance of the other executive officers annually and make recommendations to the Committee in the first quarter of the year regarding the compensation of each other executive officer.

The input of these two executive officers is particularly important. The Committee gives significant weight to the recommendations of these two executive officers in light of their greater familiarity with the day-to-day performance of their direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO and the President/COO. Nevertheless, the Committee or the Board of Directors makes the ultimate determination regarding the compensation for the executive officers.
IV. COMPENSATION PROGRAM COMPONENTS
2020 Components in General
In order to achieve its executive compensation program objectives, the Committee utilizes the compensation components set forth in the chart below. The Committee verifies through its regular reviews that each executive officer’s total compensation is consistent with its compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy.

Element	Description	Additional Detail
Base Salary	Fixed cash compensation Determined based on each executive officer’s role, individual skills, experience, performance, positioning relative to competitive market and internal equity.	Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a consistent, stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities	Variable cash compensation based on the level of achievement of certain annual performance objectives that are pre-determined.

Financial objectives and product development and research-based milestone objectives

Performance against the revenue goal must be at least 85% of target in order to earn any credit toward a payout with respect to that goal.

Cash incentives are capped at a maximum of 200% of base salary.

	Target cash award as a percentage of base salary is capped at 50%.	Annual cash incentive opportunities are designed to align our executive officers in pursuing our short-term goals; payout levels are generally determined based on actual financial results and the degree of achievement of performance milestones.
Long-Term Incentives: Equity-Based Compensation
Variable equity-based compensation.

Stock Options: Right to purchase shares at a price equal to the stock price on the grant date.

Restricted Stock Units (RSUs): Restricted stock units that are time-based.

Performance Stock Units (PSUs): Restricted stock units that are performance-based (2021).
Equity-based compensation is designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders, as well as to attract and retain executive officers for the long term.

2020 Target Pay Mix
While the core concepts of the Committee’s executive compensation philosophy are to link pay to performance and to align incentive compensation with strategic objectives and executive officers’ interests with those of stockholders through the use of equity as a significant component, the 2020 pay mix was atypical.

As discussed below under “Long-Term Incentives—Founders’ 2020 Performance Awards,” the Committee granted the Founders’ 2020 Performance Awards to the CEO and the President/COO. In connection with these grants, the CEO and the President/COO waived their rights to base salary, annual incentive opportunity and time-based equity, beginning mid-way through the year. As such, the pay mix for these two is not reflective of the Committee’s general philosophy and approach to pay mix.

For our other NEOs, as described above, the Committee made grants of RSUs only to Messrs. Saia and Wiley. As such, while the intended typical target pay mix NEOs includes a meaningful majority of annual target total compensation being variable, at-risk pay, including equity, in 2020, this was not the case. The Committee considers compensation to be “at risk” if it is subject to operating performance or if its value depends on stock price appreciation.

Each compensation element is discussed in more detail below and set forth in more detail in the 2020 Summary Compensation Table and 2020 Grants of Plan-Based Awards table below.
Base Salary
Base salaries provide fixed compensation to executive officers and help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role and experience, and they vary among executive officers based on a variety of considerations, including skills, experience, achievements and the competitive market for the position.

NEO	2019 Base Salary ($)(1)	2020 Base Salary ($)(1)
Helmy Eltoukhy	$500,000	$1	(2)
AmirAli Talasaz	500,000	1	(2)
John G. Saia (3)	NA	410,000
Michael Wiley	395,000	395,000
Derek Bertocci (4)	390,000	390,000
_______________
(1)Amounts shown are the annual base salary in effect at year end.
(2)In connection with the Founders’ 2020 Performance Awards granted to Drs. Eltoukhy and Talasaz in May 2020, each of Drs. Eltoukhy and Talasaz formally agreed to accept a base salary of $1 per year. For 2020, Drs. Eltoukhy and Talasaz received their base salaries at a rate of $500,000 per year through May 31, 2020.
(3)Mr. Saia joined the Company on April 7, 2020.
(4)Mr. Bertocci resigned as an executive officer of the Company on December 4, 2020 but remained an employee into 2021.

Adjustments to Base Salary.

From time to time, the Committee might consider and approve base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries, but may also include change in the competitive market, change of role or responsibilities, recognition for achievements or market trends.
For newly-hired executive officers, the Committee establishes initial base salaries through arm’s-length negotiations at the time the executive officer is hired, considering the position, and the executive’s experience, qualifications and prior compensation.
Annual Incentive Plan
The annual cash incentive plan for executive officers is a cash plan that rewards NEOs for the achievement of key short-term objectives. In particular, the plan offers incentives to the NEOs other than the CEO and the President/COO to accomplish certain short-term financial results and specified product development and research-based milestones that the Committee views as key steps in the execution of our overall business strategy, with the intent ultimately of increasing stockholder value.
In the Committee’s view, the most senior executive officers have the greatest responsibility for the performance of the Company, and consequently, the annual incentive plan for such executive officers utilizes only Company performance measures, with no individual component (other than with respect to the application of negative discretion).
Performance Measures
The amount of the payout, if any, under the annual incentive plan is based on our achievement against three financial metrics and two categories of product development and research-based milestone metrics.
The financial measures selected by the Committee—Revenue, Gross Margin and Adjusted Operating Income (Loss)—focus executive officers on the critical strategic priorities of top line revenue growth and operating profitability.
•Revenue (weighted 50%). Given the Company’s stage of development and market opportunity and window, the Committee emphasized revenue growth as the highest priority. We derive revenue from the provision of precision oncology testing services provided to our ordering physicians and biopharmaceutical customers, as well as from biopharmaceutical research and development services provided to our biopharmaceutical customers.
•Adjusted Operating Income (Loss) (weighted 10%). Operating income (loss) is revenue less costs and expenses. In an effort to use a reflection of operating income unaffected by certain unique items beyond the control of management, the Committee considered operating income (loss) excluding the non-operating, non-cash effect of stock-based compensation expense.
•Gross Margin (weighted 5%). Gross margin is defined as total revenue less cost of precision oncology testing and costs of development and other services, divided by total revenue.

The milestone metrics related to 1) key regulatory steps for one of our tests and 2) key process steps for one of our other focus areas:
•GUARDANT360 In Vitro Diagnostics Premarket Approval Application (weighted 15%). The Committee chose to prioritize seeking FDA approval for the use of this test as a companion diagnostic in late stage situations.
•LUNAR Progress (weighted 20%). In connection our LUNAR (early stage) programs, the Committee incorporated certain steps in the process as goals.
Target, Threshold and Maximum Performance Levels
The Committee set the performance metric targets at levels that it considered rigorous and challenging and that took into account the relevant risks and opportunities. More specifically, the Committee reviewed the relevant financial objectives set as a result of the detailed budgeting process, and assessed various factors related to the achievability of these budget targets, including the risks associated with various macroeconomic factors and the risks of achieving specific actions that underlie the targets and the implied performance relative to prior years.
Considering these factors, the Committee set the 2020 target for revenue at a 36% growth rate over the total revenue in 2019, the target for 2020 gross margin at a 110 basis point increase over the gross margin in 2019, and the target for adjusted operating loss at a 54% increase over the adjusted operating loss in 2019 (excluding the impact from stock-based compensation expense).
Having set the targets, the Committee also set the threshold and maximum performance levels. For 2020, the Committee set the threshold at a high-performance level of approximately 85% of the target for revenue. The thresholds for gross margin and adjusted operating loss were also set at high performance levels, although they do not lend themselves to a comparable relative analysis. The Committee set the maximum level for revenue at 118% of target, a level that presents a significant challenge requiring exceptionally strong performance. The Committee set maximum levels for the other two metrics as well that were also based on our 2020 operating plan, including the planned growth in revenue and expenses, and that required significant effort to achieve.
Payout Levels
The Committee defined payout levels representing the amount to be paid to NEOs based on the level of actual performance relative to the targets. If achievement is below the threshold level of performance, the Committee set the payout at 0% in order to motivate performance and underscore the importance of achieving, or closely approaching, the targets at this critical time in our development. If we achieve threshold performance on a metric, the payout is 50% of target; if we achieve 100% of target performance, the payout is 100% of target, and if we achieve maximum performance, the payout is 200% of target.

Performance Metric	Relative Weighting (%)	Below Threshold ($/%)	Threshold ($/%)	Target ($/%)	Maximum ($/%)	Actual Result ($)/%)	% Achievement	Weighted Payout %
Revenue (in millions)	50%	<247.5	247.5	291.2	343.0	286.7	98.5%	44.9%
Percentage of Target Performance		Less than 85%	85%	100%	118%
Gross Margin %	5%	<62.4	62.4	64.2	65.7	67.7	200%	10%
Non-GAAP Operating Income (Loss)(excluding stock-based compensation expense)	10%	>(140.2)	(140.2)	(155.7)	(168.8)	(143.0)	199%	19.9%
Financial Metric Payout Percentage		0%	50%	100%	200%			74.8

Milestone Metric	Relative Weighting (%)	Actual Achievement (as a % of Target)	Weighted Payout %
Regulatory Objectives
FDA Approval of Guardant 360 In Vitro Diagnostic Premarket Approval Application	15%	100%	15%
R&D Pipeline Objectives
Enrollment of patients in a trial of the LUNAR ECLIPSE assay	20%	175%	35%
Milestone Metric Payout Percentage			50%
Total Financial Metric and Milestone Metric Payout Percentage			124.8%
Target Opportunities
The Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s annual base salary in effect at year end and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual incentive.

NEO	2020 Target Annual Incentive Plan Opportunity as a % of Base Salary
Helmy Eltoukhy	— (1)
AmirAli Talasaz	— (1)
John Saia	40%
Michael Wiley	50%
Derek Bertocci	40%
_______________
(1)In connection with the Founders’ 2020 Performance Awards granted to Drs. Eltoukhy and Talasaz in May 2020, each of Drs. Eltoukhy and Talasaz formally agreed to waive their opportunity to receive annual incentive opportunities or payouts under our annual incentive plan for seven years, including for 2020.

Payout Determination
The Committee verifies our achievement relative to the targets for the financial and milestone metrics to determine the respective performance levels, and then translates those performance levels to a payout level based on the payout curve. For 2020, the payout level was 124.8%, based on the achievement of revenue being slightly below target, achievement of gross margin and adjusted operating loss coming in at the maximum level driven by a solid increase in precision oncology testing revenue and development services and other revenue, as well as meeting one regulatory objective at target and one LUNAR pipeline objective at the maximum level. The Committee agreed to fund the 2020 bonus pool at 124.8% and agreed with management’s recommendation to modify slightly downwards the payouts to all employees entitled to a bonus, including all executive officers, in order to reallocate the differential to other high-performing employees and non-bonus eligible employees.

Having determined the total 2020 annual incentive plan payouts for each eligible NEO, the Committee then presented the determination of annual incentive plan payout amounts to the Board for its review and approval.

NEO	Base Salary ($)(1)	Target Opportunity (%)	Target Opportunity ($)	Approved Payout Percentage %	Total Approved Payout ($)
Helmy Eltoukhy	$1	—	$—	—	$—
AmirAli Talasaz	1	—	—	—	—
John Saia	410,000	40%	164,000	120%	196,800
Michael Wiley	395,000	50%	197,500	115%	227,520
Derek Bertocci (2)	390,000	40%	156,000	—	—
_______________
(1)Amounts shown are the annual base salary in effect at year end.
(2)Due to his retirement, Mr. Bertocci was not eligible for a payout under the annual incentive plan.
Long-Term Incentives
The third and largest main component of the executive compensation program is long-term equity incentives. The Committee has designed the long-term incentive opportunity for the NEOs other than the CEO and the President/COO to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders.

The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our stockholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers become stockholders, with a personal stake in the value they are incentivized to create.
Equity Vehicles
In 2019, long-term incentive grants took the form of two different vehicles: stock options and RSU awards. The Committee structured the mix of equity vehicles and the relative weight assigned to each type to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even if the stock price or the market generally does not go up, while also reinforcing an ownership culture and commitment to us.

We completed our initial public offering in October 2018, and 2019 and 2020 were our initial years as a public company. Our use of these vehicles in 2019 and, to a more limited degree, in 2020 is consistent with other newly-public companies and others in our industry, and the Committee envisions that, over time, as the Company evolves and grows, the executive compensation program and the form of the long-term incentives will also evolve.

2020 Equity Grants

Our Committee, after a comprehensive and lengthy process, developed and granted performance-based long-term PSUs to our CEO and President/COO, Drs. Eltoukhy and Talasaz. Each received a grant of 1,695,574 PSUs with stock price vesting hurdles of $120, $150 and $200, representing increases of 55%, 94% and 158% from the base price used by the Committee. See “Long-Term Incentives—Founders’ 2020 Performance Awards” below.
The Committee also made regular annual grants to the other NEOs, in the form of RSUs to Messrs. Saia and Wiley. The RSUs vest ratably over four years. Due to his impending retirement, Mr. Bertocci did not receive a grant.

The Committee intends to make grants of long-term incentive awards annually and might also grant long-term incentive awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, the Committee might make special awards to recognize major accomplishments, or selective awards in situations involving a leadership transition. The Committee might also make grants to newly-hired executive officers.

Introduction of PSUs in 2020

The Company maintains an ongoing commitment to good corporate governance principles and strong performance orientation in our compensation program by proactively reviewing our policies and program design. In 2020, this included an evaluation of our incentive compensation programs. With respect to our long-term equity incentive program, we adjusted the mix of equity for our annual awards, new hire awards, and awards in connection with promotions to include inaugural grants of performance-based PSUs for certain non-NEO employees in 2020, and we continue to manage award amounts, with a goal of maintaining broad-based equity participation, delivering value that is aligned with our compensation philosophy and proactively managing our share usage as well as dilution during a period of rapid growth.

In 2020, the Company introduced PSUs with a financial performance metric related to revenue and an operational milestone metric related to a LUNAR-2 launch. The Committee believes these metrics incentivize top line growth to fuel further growth, and the pursuit of a key strategic goal of expanding the applicability of our technology and methodology to a broader market.

We expect to continue to evaluate our equity compensation strategy across the organization to manage our equity utilization during 2021 and beyond.

Founders’ 2020 Performance Awards

Executive Summary

Founders’ 2020 Performance Awards Overview

To align the incentives of Drs. Eltoukhy and Talasaz with our long-term, large-scale strategic objectives of making significant headway against cancer, and to secure their continued leadership, expertise and energy, and considering the interests of our stockholders and stakeholders, in May 2020, our Board granted awards to each of Drs. Eltoukhy and Talasaz, as follows:
•1,695,574 performance share units, or PSUs, which are 100% performance-based and at-risk (the “Founders’ 2020 Performance Awards”).
•The PSUs vest only if certain rigorous stock price hurdles are reached during the seven-year term of the awards.
•Based on the stock price used by the Board to determine the number of PSUs granted, the price must increase by 55%, 94% and 158% in order for the three tranches of the award to be earned, respectively, corresponding to stockholder value creation of $4.0 billion, $6.9 billion and $11.6 billion, respectively.
•To underscore the “all in” nature of the performance award, each of Drs. Eltoukhy and Talasaz have agreed by means of a written Waiver Letter filed with the SEC to effectively forego all base salary and annual incentive for a period of seven years. Drs. Eltoukhy and Talasaz must remain our employees in order for any tranche of the award to vest.
Background

In 2011, the team of Dr. Helmy Eltoukhy, our Chief Executive Officer, and Dr. AmirAli Talasaz, our President and Chief Operating Officer (collectively, our “Founders”), founded Guardant Health as a start up with the belief that the key to conquering cancer is unprecedented access to its molecular information throughout all stages of the disease.

The Company enables this access by a routine blood draw, or liquid biopsy blood test, with our Guardant360 and GuardantOMNI tests for advanced stage cancer. GuardantOMNI has been used by our biopharmaceutical customers as a comprehensive genomic profiling tool to help accelerate clinical development programs in both immuno-oncology and targeted therapy.

Performance

Within seven years of our founding, we became a leading precision oncology company. As it is practiced today, precision oncology is primarily focused on matching cancer patients to personalized treatments based on the underlying molecular profile of their existing tumors. In October 2018, we went public, with an IPO valuation of approximately $1.59 billion.

As described above, our 2020 total revenue was $286.7 million, driven by precision oncology testing revenue, primarily as a result of higher testing volume and increased revenue per test, and by development services and other revenue, primarily from new projects.

Approximately 10 years after Drs. Eltoukhy and Talasaz founded our company, as of April 19, 2021, our equity market capitalization was approximately $15.4 billion, a 968% increase since our IPO. Under the leadership of Drs. Eltoukhy and Talasaz, Guardant Health has created approximately $13.8 billion in value for our stockholders since our IPO.
Cumulative Total Stockholder Return

Strategic Opportunity
Having developed Guardant360 and GuardantOMNI for advanced stage cancer (each were designated by the FDA as a breakthrough device for use as a companion diagnostic in connection with certain specified therapeutic products of our biopharmaceutical customers), we are now moving aggressively to the next phase of our growth and development: solutions for early detection and the detection of recurrence and residual disease (our LUNAR and LUNAR-2 efforts, respectively), and the market opportunity presented by such tests.

Our LUNAR assay is intended to address identification of those who are likely to benefit from adjuvant treatment, detection of minimal residual disease in the blood of cancer patients after surgery, and surveillance of patients who have completed curative cancer treatment to potentially detect recurrence at an earlier stage. This assay was launched in 2018 for research use and in late 2019 for investigational use. We are developing our LUNAR-2 assay to address early cancer detection in screening eligible asymptomatic individuals and higher risk individuals.
Key 2020 Compensation Decisions Relating to the Founders

The Committee considered the Founders’ success to date in envisioning and executing the development of novel technology and bringing it to market, the corresponding significant stockholder value creation and strong relative performance.

At this critical moment on our path, our Board of Directors sought to incentivize Drs. Eltoukhy and Talasaz to continue driving long-term stockholder value creation and providing strong leadership for the Company. The Founders had not received equity grants since the Summer of 2017 and their cash compensation was below market. The Board engaged in a thorough and comprehensive process over approximately 11 months to develop an appropriate incentive.

1
July 2019
Dialogued with Founders; Discussed alternative incentive vehicle

2
October 2019
Hired separate compensation consultant to advise on design, shareholder considerations

3
November 2019
Received initial consultant presentation; Preliminarily discussed size, term, shareholder perspective, appropriate benchmarks

4
December 2019
Received feedback and discussed potential alternatives

5
February 2020
Discussed proposal; Obtained consultant analysis of proposal

6
March 2020
Discussed modified benchmarking parameters; Obtained updated consultant analysis

7
April 2020
Discussed additional modified benchmarking parameters; Obtained further updated consultant analysis

8
May 2020
Approved final award design and parameters; Granted 2020 Performance Awards to Founders

Set forth below is an outline of the terms of the Founders’ 2020 Performance Awards granted to each of Drs. Eltoukhy and Talasaz.

Item	Description
Date of Grant	May 26, 2020
Performance Awards	1,695,574 Shares
Equity Type	Performance-based Restricted Stock Units (“PSUs”)
Base Price	$89.04 (180-day volume-weighted average price on date of grant)
Performance Goals	30-Day Sustained Number of PSUs Price Per Share Goal that Vest $120 565,192 $150 565,191 $200 565,191
Performance Period Term	7 years
Post-Vesting Holding Period	1 year, for vesting within 3 years of grant; the later of 6 months from vesting date or 4 years from grant, for vesting between years 3 and 4; and 6 months from vesting date, for vesting after 4 years.
Employment Requirement for Continued Vesting	Vesting contingent on continued employment through the applicable vesting date.
Termination of Employment
Forfeiture of unvested Awards except for termination without “cause” or for “good reason,” or due to death or disability.
1.Without “cause” or for “good reason”: 1/3 will vest on termination and the remaining unvested PSUs remain outstanding for 6 months (and eligible to vest upon achievement of stock price goals during that period).
2.Disability: unvested PSUs remain outstanding and eligible to vest until the later of 1 year after termination or 4 years from the grant date (but not beyond the seven-year performance period).
3.Death: unvested PSUs vest in full.

Change in Control	If the price received by the Company’s stockholders is equal to or greater than $120 per share, then the PSUs will vest with respect to any stock price goal achieved by the transaction price, with the number of PSUs vesting dependent upon where the transaction price falls, and if the price received by the Company’s stockholders is less than $120 but greater than the base price ($89.04), then one-third of the PSUs will vest. To the extent any unvested PSUs are assumed, they will be eligible to vest following the transaction based on the achievement of stock price goals adjusted to reflect the transaction.
Clawback	Subject to any clawback or recoupment policy adopted or maintained by the Company to the extent required in order to comply with applicable law.
Board of Directors’ Rationale

The Board of Directors engaged in a deliberate and robust process to design the Founders’ 2020 Performance Awards, and its rationale for granting the Founders’ 2020 Performance Awards was based on the following:

•Rigorous Stock Price Hurdles Align Awards with Achievement of Large-Scale Strategic and Operational Objectives, Which Drive Significant Stockholder Value Creation. Reaching the stock price hurdles and the Founders’ receipt of value from the Founders’ 2020 Performance Awards are inextricably tied to the successful execution of our strategy to increase awareness of liquid biopsy, expand clinical utility and reimbursement, strengthen relationships with customers and expand our product portfolio, and to the creation of significant stockholder value well beyond average long-term stock market growth.
•Board Conducted Lengthy Process and Gave Extensive Consideration to All Design Aspects, with Stockholder Viewpoint in Mind. Our Board and Committee conducted a thorough and lengthy 11-month process and engaged in robust deliberations and iterations about all aspects of the Founders’ 2020 Performance Awards prior to setting the final terms, including stockholder and stakeholder views. The Committee favored the chosen design after considering dilution, stockholder alignment, achievement of milestone goals driving the stock price, market benchmarking, implied CAGRs, the appropriate time period for performance, cost and the effect on the available share pool.
•Award Magnitude Determined Relative to External Benchmarks, Internal Considerations and Committee’s View. The Committee exhaustively considered the size of the Founders’ 2020 Performance Awards. It took into account comparable-type grants, internal considerations, unique aspects of the Company’s situation, its own developed perspective and the more prominent role of co-Founder Dr. Talasaz than a typical second-ranking executive. Ultimately, the Committee recognized that since 2017, the Founders received no equity and below market median cash compensation, and so the Committee referenced the comparable top market quartile in determining a target annual value with respect to each year in the seven-year term, resulting in the aggregate target value of the award.
•Award Design and Protective Stockholder Attributes. The Founders’ 2020 Performance Awards provide value to the Founders only if they drive the creation of substantial value for all stockholders that is sustained for 30 days, they must retain the shares for six to twelve months, and shares earned are subject to any clawback policy adopted by the Board.

As of the date of this filing, the first stock price hurdle has been achieved and sustained for 30 days and certified by the Committee and the Board. The other price per share goals have not been achieved. Consequently, the first tranche under the Founders’ 2020 Performance Awards, corresponding to 565,192 PSUs for each executive, has vested.
Other Elements of Compensation
401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”), and our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. In 2020, we provided a discretionary 50% of the first 6% contributed by the employee.
Employee Benefits
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
• medical, dental and vision benefits;
• short-term and long-term disability insurance; and
• life and accidental death and dismemberment insurance.
We also provide supplemental short-term disability coverage to our NEOs in addition to the short-term disability coverage provided to our full-time employees generally.
We believe the benefits and limited perquisite described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Severance Arrangements
In September 2018, our Board adopted the Guardant Health, Inc. Executive Severance Plan (the "Severance Plan"). The Severance Plan provides for the payment of certain severance and other benefits to participants. The Severance Plan generally provides for severance amounts if the NEO’s employment is terminated by us without cause or by the NEO for good reason. For terminations not in connection with a change in control, severance amounts range from 50% to 100% of base salary. For terminations from three months prior to one year after a change in control, severance amounts range from 100% to 150% of the sum of base salary and target cash bonus. The Severance Plan also provides for reimbursement for health benefit continuation of up to 18 months. The payments and benefits provided under the Severance Plan are contingent upon the affected NEO’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants. See “Potential Payments upon a Termination or Change in Control,” which describes the payments to which the participating NEOs may be entitled under the Severance Plan.

In addition, in 2019, we entered into letter agreements with each of Drs. Eltoukhy and Talasaz that provide that if either executive experiences a “qualifying termination” of employment (as defined in the Severance Plan), other than in connection with a change in control, then each time-based vesting Company equity award held by the executive will vest and become exercisable as to the portion of the award that would have vested over the one-year period following the termination date (had the executive remained in continuous service during such period). This acceleration right is subject to the executive’s timely executive and non-revocation of a general release of claims.

V. ADDITIONAL COMPENSATION POLICIES AND PRACTICES
Stock Ownership Policy
To support our commitment to stockholder alignment and ensure non-employee members of our Board and our executive officers, including our NEOs, remain invested in our performance and the performance of our common stock, we adopted a stock ownership policy on November 5, 2020 that became effective January 1, 2021. Our stock ownership policy requires applicable individuals to hold a certain value of our common stock depending on their position with us. The required stock holdings are as follows:
•For our Chief Executive Officer and our President and Chief Operating Officer: $3,774,000 (equal to six times $629,000, which is the 50th percentile of CEO salaries in our peer group selected for decisions relating to 2020 executive compensation),
•For each other executive officer: one times his or her annual base salary, and
•For each non-employee member of our Board: $250,000 (equal to five times $50,000, which is the 50th percentile of annual cash retainers for non-employee directors in our peer group).
Each individual subject to our stock ownership policy has until the later of January 1, 2026 or the fifth anniversary of his or her designation as being subject to the policy to comply with the stock ownership requirements applicable to his or her position. Shares of common stock that count toward satisfaction of the minimum ownership requirement include shares of common stock held directly or indirectly through certain trusts or entities, and shares underlying vested, but unexercised, options to purchase shares of common stock based on the spread between exercise price and the average of the month-end price of our common stock over the prior 12 months.
Until a participant of our stock ownership policy meets the applicable minimum ownership requirement, such participant is required to retain (and not dispose of or otherwise transfer) 20% of all “net settled shares” received from the vesting, delivery and/or exercise of equity awards granted under the Company’s equity incentive plans for one year subsequent to their vesting, delivery and/or exercise. For purposes of this stock ownership policy, “net settled shares” means those shares of common stock that remain after payment of the applicable exercise or purchase price and all applicable withholding taxes and transaction costs.
Anti-Hedging and Anti-Pledging Policies
Our insider trading compliance policy prohibits our directors and executives from (i) engaging in any forms of hedging or short-selling transactions involving our securities, (ii) pledging or margining our securities, or (iii) any other transaction that would directly or indirectly reduce the risk of holding Company securities, however acquired.
Tax Considerations: Section 162(m)
When reviewing compensation matters, the Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. The Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.
Accounting Policies for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and restricted stock units under our equity incentive award plans are accounted for under ASC Topic 718. Our Board or Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives. In connection with the thorough process relating to the Founders’ 2020 Performance Awards and equity grants made to other NEOs in 2020, the Committee took into account the accounting for such awards.
Report of the Compensation Committee on Executive Compensation
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
The Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.
The preceding report has been furnished by the following members of the Compensation Committee:
Ian Clark, Chair
Samir Kaul
Vijaya Gadde

COMPENSATION TABLES

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Helmy Eltoukhy (1)	2020	$209,937	$—	$113,595,323	$—	$—	$65,726	$113,870,986
Chief Executive Officer	2019	500,000	—	—	—	412,500	2,406	914,906
	2018	480,000	—	—	—	336,000	2,405	818,405
Derek Bertocci	2020	376,390	—	—	—	—	13,510	389,900
Chief Financial Officer	2019	378,313	—	543,958	971,591	226,512	9,234	2,129,608
AmirAli Talasaz (1)	2020	209,937	—	113,595,323	—	—	79,780	113,885,040
President and Chief Operation Officer	2019	500,000	—	—	—	412,500	2,406	914,906
	2018	480,000	—	—	—	336,000	2,405	818,405
John Saia	2020	304,346	30,000	1,362,000	1,234,607	196,800	9,359	3,137,112
Senior Vice President, General Counsel & Corporate Secretary
Michael Wiley	2020	395,000	—	1,112,792	—	227,520	17,856	1,753,168
Head of Corporate Affairs	2019	392,250	—	543,958	971,591	306,323	1,945	2,216,067
	2018	384,000	—	—	—	269,000	1,461	654,461
_______________
(1)In connection with the Founders’ 2020 Performance Awards granted to Drs. Eltoukhy and Talasaz in May 2020, for seven years, each of Drs. Eltoukhy and Talasaz formally agreed to accept a base salary of $1 per year, and waived their opportunity to receive annual incentive opportunities or payouts under our annual incentive plan. For 2020, Drs. Eltoukhy and Talasaz received their base salaries at a rate of $500,000 per year through May 31, 2020.
(2)The amounts shown in the Stock Awards column, other than for Drs. Eltoukhy and Talasaz, represent the aggregate grant date fair value of market condition PSUs and time-based RSUs, computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. Amounts in this column relating to RSUs reflect the market value of the RSUs using the closing price of a share of our common stock as reported on Nasdaq on the date of grant, multiplied by the number of shares underlying each award. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.
(3)The amounts shown for Drs. Eltoukhy and Talasaz represent the Founders’ 2020 Performance Awards, which are market-based RSUs intended to compensate Drs. Eltoukhy and Talasaz over their seven-year term and will become vested only if our stock price reaches sustained stock price hurdles of $120/share, $150/share and $200/share during such seven-year period. A tranche of the total number of PSUs will become vested each time one of the stock price hurdles is attained and maintained for 30 days, subject to continued service to us. In addition, any shares received in connection with the vesting of PSUs will be subject to a post-vesting holding period. If any PSUs have not vested by the end of the term of the award, they will be forfeited and Drs. Eltoukhy and Talasaz will not realize the value of such PSUs. As of the date of this filing, one stock price hurdle has been achieved and consequently, 565,192 shares have vested under the Founders’ 2020 Performance Awards. See “Executive Compensation—Compensation Discussion and Analysis—Founders’ 2020 Performance Awards” above. The amounts for the Founders’ 2020 Performance Awards are based on the probable outcome of the market-condition goals, determined using a Monte Carlo simulation model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

(4)The amounts shown in the Option Awards column represent the aggregate grant date fair value of stock options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.
(5)The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of our annual incentive plan, as determined by the Compensation Committee in accordance with the plan and the awards thereunder. Payments pursuant to the annual incentive plan are generally made early in the year following the year in which they are earned.
(6)The amounts shown in the All Other Compensation column include premiums paid by the Company for supplemental disability coverage paid for all NEOs. In addition, for Drs. Eltoukhy and Talasaz, the amounts include Company payment of health insurance premiums and related taxes imposed during the portion of the year that each waived his salary, and includes $57,692 for Dr. Eltoukhy and $54,000 for Dr. Talasaz for payment of accrued vacation. Finally, for all NEOs except Dr. Eltoukhy, the amounts also include Company matching contributions to the tax-qualified 401(k) retirement plan
2020 Grants of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options (5)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (6)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	($)
Helmy Eltoukhy		$—	$—	$—
	5/26/2020				565,192	1,695,574	1,695,574				113,595,323
Derek Bertocci		—	156,000	312,000
AmirAli Talasaz		—	—	—
	5/26/2020				565,192	1,695,574	1,695,574				113,595,323
John Saia		—	164,000	328,000
	7/22/2020							12,412			1,028,086
	7/22/2020								24,824	82.83	1,234,607
	9/11/2020							3,491			333,914
Michael Wiley		—	197,500	395,000
	9/11/2020							11,634			1,112,792
Annual Incentive Plan
(1)     The annual incentive plan makes a cash payout based on performance. The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities of our NEOs for 2020. The amounts of the annual cash incentive opportunities depend on the eligible annual base salary in effect at year end for each NEO. Below threshold performance on the financial metrics results in 0% payout. However, the milestone metrics do not establish threshold performance and thus payout for those metrics could be as little as 1%. See “Compensation Discussion and Analysis—Compensation Program Components—Annual Incentive Plan” for a detailed description of annual incentive plan awards, including the criteria for determining the amounts payable. Actual 2020 annual incentive plan results are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. The maximum award is 200% of target. Linear interpolation is used to determine the applicable payout amount between threshold and target and between target and maximum.

Founders Annual Incentive Opportunities
(2)    In connection with the Founders’ 2020 Performance Awards granted to Drs. Eltoukhy and Talasaz in May 2020 for a maximum term of seven years, each of Drs. Eltoukhy and Talasaz formally waived their opportunity to receive annual incentive opportunities and payouts under our annual incentive plan.
Founders’ 2020 Performance Awards
(3) The amounts shown for Drs. Eltoukhy and Talasaz represent the Founders’ 2020 Performance Awards performance-based PSUs which are intended to compensate Drs. Eltoukhy and Talasaz over their seven-year maximum term and will become vested only if our stock price reaches stock price hurdles of $120/share, $150/share and $200/share during such seven-year period. A tranche of the total number of PSUs will become vested only if one of the stock price hurdles is attained and maintained for 30 days, subject to continued service to us. This award was designed to be an incentive for future performance that might take many years to be achieved. Further, the stock price hurdles were selected because they were believed to be difficult to achieve. If any PSUs have not vested by the end of the term of the award, they will be forfeited and Drs. Eltoukhy and Talasaz will not realize the value of such PSUs. See “Executive Compensation—Compensation Discussion and Analysis—Founders’ 2020 Performance Awards” above.
Restricted Stock Units
(4)     Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2020. The RSUs granted as part of the annual equity grant vest over four years; one-fourth of the RSUs will vest on each anniversary of the grant date, subject to continued service. Valuations of RSUs were determined based on the fair market value of a share of our common stock on the grant date.
Stock Options
(5)     Amounts disclosed in this column reflect the number of stock options granted to our NEOs in 2020. The options vest one-fourth on the first anniversary of the grant date, and monthly thereafter at a rate of one forty-eighth (1/48) per month over the next three years, subject to continued service. The grant date fair values were calculated using the Black-Scholes value of each option on the grant date.
Grant Date Fair Value
(6)     The amounts for the Founders’ 2020 Performance Awards are based on the probable outcome of the market-condition goals, determined using a Monte Carlo simulation model. The amounts shown in for RSUs represent the aggregate grant date fair value of market condition PSUs and time-based RSUs, computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. Amounts in this column relating to RSUs reflect the market value of the RSUs using the closing price of a share of our common stock as reported on Nasdaq on the date of grant, multiplied by the number of shares underlying each award. The amounts shown in this column for stock options represent the aggregate grant date fair value of the stock options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

2020 Outstanding Equity at Fiscal Year End Table

				Option Awards				Stock Awards
				Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested (3)	Market Value of Shares or Units That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)
Name	Award Type	Grant Date		Exercisable (1)	Unexercisable (2)
				(#)	(#)	($)		(#)	($)	(#)	($)
Helmy Eltoukhy	Options	7/14/2017	(7)	635,611	99,924	$4.18	7/13/2022
	PSUs	5/26/2020	(8)							1,695,574	218,525,577
Derek Bertocci	Options	8/22/2018	(9)	3,074	15,371	8.80	8/21/2028
		8/1/2019	(9)	5,813	11,629	94.47	8/1/2029
	RSUs	8/1/2019	(10)					4,319	556,633
AmirAli Talasaz	Options	7/14/2017	(7)	491,658	99,924	4.18	7/13/2022
	PSUs	5/26/2020	(8)							1,695,574	218,525,577
John Saia	Options	7/22/2020	(11)	—	24,824	82.83	7/21/2030
	RSUs	7/22/2020	(10)					12,412	1,599,659
		9/11/2020	(10)					3,491	449,920
Michael Wiley	Options	7/14/2017	(7)	20,167	12,297	4.18	7/13/2027
		8/1/2019	(9)	5,813	11,629	94.47	8/1/2029
	RSUs	8/1/2019	(10)					4,319	556,633
		9/11/2020	(10)					11,634	1,499,390
_______________
(1)Amounts in this column reflect the number of options granted that were subject to time-based vesting and that had vested as of December 31, 2020. The options expire ten years from the date of grant, except for the grants to Drs. Eltoukhy and Talasaz, which expire five years from the date of grant. The options have an exercise price of no less than 100% of the fair market value of a share of our common stock on the date of grant. See "Potential Payments Upon Termination or Change in Control" for information about the treatment of options upon retirement, death, disability, termination or change in control.
(2)Amounts in this column reflect the number of options granted that were subject to time-based vesting and that had not vested as of December 31, 2020.
(3)Amounts in this column reflect the number of unvested RSUs granted that were subject to time-based vesting and that had not vested as of December 31, 2020. See “Potential Payments Upon Termination or Change in Control” for information about the treatment of RSUs upon retirement, death, disability, termination or change in control.
(4)Amounts in this column reflect the market value of the RSUs using the closing price of a share of our common stock as reported on Nasdaq on December 31, 2020, the last trading day of the year, multiplied by the number of shares underlying each award.
(5)Amounts in this column reflect the number of unvested PSUs that are subject to performance-based vesting conditions as of December 31, 2020. See "Potential Payments Upon Termination or Change in Control" for information about the treatment of PSUs upon retirement, death, disability or change in control.
(6)Amounts in this column reflect the market value of the PSUs using the closing price of a share of our common stock as reported on Nasdaq on December 31, 2020, the last trading day of the year, multiplied by the number of shares underlying each award.

(7)1/48th of the shares subject to the option will vest on each monthly anniversary of the vesting commencement date, which was April 23, 2017, subject to the NEO’s continued service.
(8)The amounts shown for Drs. Eltoukhy and Talasaz represent the unvested portion of the Founders’ 2020 Performance Awards which are intended to compensate Drs. Eltoukhy and Talasaz over their seven-year maximum term and will become vested only if our stock price reaches stock price hurdles of $120/share, $150/share and $200/share during such seven-year period. Please see “Founders’ 2020 Performance Awards” above for information about these awards.
(9)1/48th of the shares subject to the option will vest on each monthly anniversary of the vesting commencement date (the date of grant), subject to the NEO’s continued service.
(10)1/4th of the shares subject to the RSU agreement will vest on each anniversary of the vesting commencement date (the date of grant), subject to the NEO’s continued service.
(11)1/4 of the shares subject to the option vested on April 15, 2021 and 1/48th of the shares subject to the option will vest on each monthly anniversary thereafter, subject to the executive’s continued service.
2020 Options Exercised and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value of Realized on Vesting (4)
Name	(#)	($)	(#)	($)
Helmy Eltoukhy	148,923	$15,140,844
Derek Bertocci	38,428	2,820,872	1,439	122,574
AmirAli Talasaz	293,174	24,463,968
John Saia
Michael Wiley	18,169	1,654,009	1,439	122,574
_______________
(1)The amounts shown in this column represent the number of shares acquired on the exercise of options during 2020.
(2)The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the closing price of a share of our common stock on the date of exercise and the option exercise price.
(3)The amounts shown in this column represent the number of RSUs that vested during 2020.
(4)The amounts shown in this column reflect the value realized upon vesting of the RSUs as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award.
Potential Payments Upon Termination or Change in Control
Upon a termination, or upon a change in control of Guardant Health, the Company maintains certain arrangements, guidelines, plans and programs pursuant to which our NEOs could be eligible to receive certain cash severance, equity vesting and other benefits.
The amounts that the NEOs could receive are set forth below for the following types of termination of employment:
•Termination without cause not in connection with a change in control;
•Termination without cause or by executive for good reason following a change in control; and

•Death or disability.
Executive Severance Plan
In September 2018, our Board adopted the Guardant Health, Inc. Executive Severance Plan (the "Severance Plan"). The Severance Plan provides for the payment of certain severance and other benefits to participants according to their participant tier in the event of a qualifying termination of employment with us. Each of Drs. Eltoukhy and Talasaz and Mr. Wiley is designated as a “Tier 1” participant. Messrs. Saia and Bertocci are designated as “Tier 2” participants.
Severance Not in Connection with a Change in Control. Under the Severance Plan, in the event of a termination of a participant’s employment by us without “cause” or by the participant for “good reason,” in either case, more than three months prior to or more than one year after “a change in control” (as defined in the 2018 Plan), the participant will be eligible to receive the following benefits:
•“Tier 1” participants:
◦a lump-sum cash payment equal to 100% of the participant’s then-current annual base salary; and
◦company-paid COBRA premium payments for the participant and his or her covered dependents for up to 12 months.
•“Tier 2” participants:
◦a lump-sum cash payment equal to 50% of the participant’s then-current annual base salary; and
◦company-paid COBRA premium payments for the participant and his or her covered dependents for up to 6 months.
As discussed under “Founders’ 2020 Performance Awards” above, each of Drs. Eltoukhy and Talasaz have agreed by means of a written Waiver Letter filed with the SEC to effectively forego all base salary and annual incentive for a period of seven years. Consequently, while the terms of the Severance Plan do apply, the amount of base salary upon which they are based is nominal.
Severance in Connection with a Change in Control. In the event of a termination by us of a participant’s employment without “cause” or by the participant for “good reason,” in either case, within the period beginning three months prior to a “change in control” (as defined in the 2018 Plan) and ending on the one-year anniversary of such change in control, the participant will be eligible to receive:
•“Tier 1” participants:
◦a lump sum cash payment equal to the sum of (a) 150% of the participant’s then-current annual base salary and (b) 100% of the participant’s target cash performance bonus, if any, for the year in which the qualifying termination occurs;
◦accelerated vesting of all equity awards which vest based solely on the participant’s continued service with us or the passage of time; and
◦company-paid COBRA premium payments for the participant and his or her covered dependents for up to 18 months.

•“Tier 2” participants:
◦a lump sum cash payment equal to 100% of the sum of participant’s then-current annual base salary and target cash performance bonus, if any, for the year in which the qualifying termination occurs;
◦accelerated vesting of all equity awards which vest based solely on the participant’s continued service with us or the passage of time; and
◦company-paid COBRA premium payments for the participant and his or her covered dependents for up to 12 months.
Any participant’s right to receive the severance payments and benefits described above is subject to his or her delivery and, as applicable, non-revocation of a general release of claims in our favor, and his or her continued compliance with any applicable restrictive covenants.
In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the participant by us, would subject such participant to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the participant.
For purposes of the Severance Plan, “cause” generally means the occurrence of any one or more of the following events (unless, to the extent capable of correction, the participant fully corrects the circumstances constituting cause within 15 days after written notice thereof): (i) the participant’s willful failure to substantially perform his or her duties (other than such failure resulting from the participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after his or her issuance of a notice of termination for “good reason”), after a written demand for performance is delivered to the participant by our Compensation Committee; (ii) the participant’s commission of an act of fraud or material dishonesty resulting in reputational, economic or financial injury to us; (iii) the participant’s material misappropriation or embezzlement of our property or the property of any of our affiliates; (iv) the participant’s commission of (including entry of a guilty or no contest plea to) a felony (other than a traffic violation) or other crime involving moral turpitude, or the participant’s commission of unlawful harassment or discrimination; (v) the participant’s willful misconduct or gross negligence with respect to any material aspect of our business or a material breach by the participant of his or her fiduciary duty to us, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on us; or (vi) the participant’s material breach of his or her obligations to us under a written agreement with us.
For purposes of the Severance Plan, “good reason” generally means the occurrence of any one or more of the following without the participant’s prior written consent unless we fully correct the circumstances constituting good reason (provided such circumstances are capable of correction): (i) a material diminution in the participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by us promptly after receipt of notice thereof given by the participant; (ii) the material reduction by us of participant’s then-current annual base salary, other than as a result of a proportionate, across-the-board reduction of base compensation payable to similarly situated employees; or (iii) a material change in the geographic location at which the participant performs his or her principal duties for us to a new location that is more than 30 miles from the location at which the participant performs his or her principal duties for us as of the date on which he or she first becomes a participant in the Severance Plan. The participant will not be deemed to have resigned for “good reason” unless (1) he or she provides us with written notice setting forth in reasonable detail the facts and circumstances claimed by the participant to constitute “good reason” within 90 days after the date of the occurrence of any event that the participant knows or should reasonably have known to constitute “good reason,” (2) we fail to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of the participant’s termination for “good reason” occurs no later than 60 days after the expiration of the 30-day cure period set forth above.
Elthoukhy and Talasaz Letter Agreements
In addition, in 2019 we entered into letter agreements with each of Drs. Eltoukhy and Talasaz that provide that if either executive experiences a qualifying termination of employment for purposes of the Severance Plan, other than in connection with a change in control, then each time-based vesting company equity award held by the executive will vest and become exercisable as to the portion of the award that would have vested over the one-year period following the termination date (had the executive remained in continuous service during such period). This acceleration right is subject to the executive’s timely execution and non-revocation of a general release of claims.
Termination Terms of Founders’ 2020 Performance Awards
Under the terms of the Founders’ 2020 Performance Awards, upon a termination of employment of Dr. Eltoukhy or Dr. Talasaz, the 2020 PSUs granted to such executive will be treated as follows, subject to the executive’s timely execution and non-revocation of a general release of claims:
•If the employment of Dr. Eltoukhy or Dr. Talasaz is terminated by the Company without cause or by Dr. Eltoukhy or Dr. Talasaz for good reason, then one-third of the total PSUs will vest. Any then-remaining unvested PSUs will remain outstanding for up to six months following the termination of employment and will vest to the extent that the Company achieves a stock price goal during such time period.
•The PSUs will vest in full upon a termination of the Founder’s employment due to his death.
•If the employment of Dr. Eltoukhy or Dr. Talasaz terminates due to his disability, then the PSUs will remain outstanding and eligible to vest through the later to occur of (x) the one-year anniversary the termination date and (y) the four-year anniversary of the grant date (but not beyond the Expiration Date).
In the event of a change in control of the Company:
•If the price per share received by the Company’s common stockholders in a change in control exceeds the greater of (i) the fair market value of the Company’s stock on the grant date and (ii) the volume-weighted average stock price over the 180 days ending on the grant date, but is less than $120 per share, then one-third of the total PSUs will vest.
•If the price per share received by the Company’s common stockholders in a change in control equals or exceeds $120 per share, then the PSUs will vest with respect to any stock price goal achieved by the deal price. In addition, if the deal price is between two stock price goals, then either 50% or 100% of the PSUs associated with the greater goal will vest (depending on whether the deal price is more or less than 50% between the two goals).
•In addition, if any then-remaining unvested PSUs are assumed, they will continue to be eligible to vest following the transaction based on the achievement of stock price goals adjusted to reflect the transaction.

Summary of Potential Payments upon Termination or Change in Control
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2020. In accordance with SEC rules, the potential payments upon termination or change in control do not include certain distributions or benefits to which the NEO is already entitled, including the value of equity awards that have already vested and distributions from qualified retirement plans. Since many factors (e.g., the time of year when the event occurs, our stock price and the executive’s age) could affect the nature and amount of benefits an NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below.

Name	Compensation Component	Change in Control		Involuntary Termination in Connection with a Change in Control		Termination without Cause of for Good Reason Termination		Death or Disability
Helmy Eltoukhy	Cash Severance	$—		$2	(1)	$1	(2)	$—
	Long Term Incentives	109,262,853	(3)	121,723,376	(4)	85,302,468	(5)	218,525,577	(6)
	Benefits and Perquisites	—		46,692	(7)	31,128	(8)	—
	Executive Long Term Disability	—		—		—		—	(9)
	Total	109,262,853		121,770,070		85,333,597		218,525,577
Derek Bertocci	Cash Severance			546,000	(10)	195,000	(11)	—
	Long Term Incentives			2,802,537	(4)	—		—
	Benefits and Perquisites			17,088	(8)	8,544	(12)	—
	Executive Long Term Disability			—		—		16,000	(9)
	Total			3,365,625		203,544		16,000
AmirAli Talasaz	Cash Severance	—		2	(1)	1	(2)	—
	Long Term Incentives	109,262,853	(3)	121,723,376	(4)	85,302,468	(5)	218,525,577	(6)
	Benefits and Perquisites	—		46,692	(7)	31,128	(8)	—
	Executive Long Term Disability	—		—		—		—	(9)
	Total	109,262,853		121,770,070		85,333,597		218,525,577
John Saia	Cash Severance			630,000	(10)	225,000	(11)	—
	Long Term Incentives			3,192,724	(4)	—		—
	Benefits and Perquisites			—		—		—
	Executive Long Term Disability			—		—		1,800,000	(9)
	Total			3,822,724		225,000		1,800,000
Michael Wiley	Cash Severance			790,000	(1)	395,000	(2)	—
	Long Term Incentives			3,989,613	(4)	—		—
	Benefits and Perquisites			36,198	(7)	24,132	(8)	—
	Executive Long Term Disability			—		—		2,064,000	(9)
	Total			4,815,811		419,132		2,064,000
_______________
(1)Under the Company’s Severance Plan, amount is equal to the sum of 150% of the base salary in effect immediately prior to termination plus target annual incentive.
(2)Under the Company’s Severance Plan, amount is equal to 100% of the base salary in effect immediately prior to termination.
(3)Under the Founders’ 2020 Performance Awards, amount reflects 100% of the amount that vests upon attainment of the first stock price hurdle and 50% of the amount that vests upon attainment of the second stock price hurdle.
(4)Under the Company’s Severance Plan, all unvested stock options and RSUs, which vest based solely on the participant’s continued service with us or the passage of time, will vest. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the price of a share of our common stock as of December 31, 2020 ($128.88) plus the market value of all unvested RSUs based on the price of a share of our common stock as of December 31, 2020. For Drs. Eltoukhy and Talasaz, amount reflects 100% of the amount that vests upon attainment of the first stock price hurdle and 50% of the amount that vests upon attainment of the second stock price hurdle.
(5)Under the Eltoukhy and Talasaz letter agreements, each time-based equity award will vest and become exercisable as to the portion of the award that would have vested over the one-year period following the termination date. Under the Founders’ 2020 Performance Awards, one-third of the total PSUs will vest. Any then-remaining unvested PSUs will remain outstanding for up to six months following the termination of employment and will vest to the extent that the Company achieves a stock price goal during such time period.
(6)Under the Founders’ 2020 Performance Awards, amount reflects the vesting of all three stock price hurdles of all unvested PSUs. If the employment of Dr. Eltoukhy or Dr. Talasaz terminates due to disability, then the PSUs will remain outstanding and eligible to vest through the later to occur of (x) the one-year anniversary the termination date and (y) the four-year anniversary of the grant date (but not beyond the expiration date of the PSUs).
(7)Under the Company’s Severance Plan, amount is the Company's reimbursement for the full amount of the COBRA premium payments for an 18-month period following termination.
(8)Under the Company’s Severance Plan, amount is the Company's reimbursement for the full amount of the COBRA premium payments for a 12-month period following termination.
(9)The amounts reported represent the disability benefit payable to each NEO until age 67 in the event of termination of employment due to disability. Drs. Eltoukhy and Talasaz were not eligible for the executive long term disability benefit because their 2020 annual base salary was reduced to $1 and therefore would not cover the benefit’s premium.
(10)Under the Company’s Severance Plan, amount is equal to 100% of the base salary in effect immediately prior to termination plus target annual incentive.
(11)Under the Company’s Severance Plan, amount is equal to 50% of the base salary in effect immediately prior to termination.
(12)Under the Company’s Severance Plan, amount is the Company's reimbursement for the full amount of the COBRA premium payments for a 6-month period following termination.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the "CEO Pay Ratio"). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on October 1, 2020 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure

Under the relevant rules, we are required to identify the median employee by use of a "consistently applied compensation measure" ("CACM"). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of October 1, 2020: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2020. In identifying the median employee, we annualized the compensation values of individuals who joined our Company during 2020.

Methodology and Pay Ratio

After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee's annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee’s compensation in 2020, as calculated using Summary Compensation Table requirements, was $185,112. Our Chief Executive Officer's compensation in 2020 as reported in the Summary Compensation Table was $113,870,986. Therefore, our CEO Pay Ratio for 2020 is approximately 615:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Alternate Pay Ratio Given the Founders’ 2020 Performance Awards

To provide additional perspective for this pay ratio, we calculated an alternate ratio by dividing the value of our CEO’s Founders’ 2020 Performance Awards by seven, to give effect to the intention that the Founders’ 2020 Performance Awards made to our CEO is intended to be an award for that period of time. The result of this calculation is an alternate pay ratio of approximately 89:1.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Ernst & Young has served as our independent registered public accounting firm since 2015.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our Board is submitting the appointment of Ernst & Young to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young, and even if our stockholders ratify their appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young, our Audit Committee may reconsider the appointment or may continue to retain Ernst & Young for 2021. Representatives of Ernst & Young will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

AUDIT MATTERS
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young for the years ended December 31, 2020 and December 31, 2019, respectively.

	Year Ended December 31,
Type of Fees	2020	2019

Audit Fees	$3,450,502	$2,646,000
Audit Related Fees	—	2,000
Tax Fees	—	—
Total Fees	$3,450,502	$2,648,000

In the above table, in accordance with the definitions of the SEC, are the following fees:

•“Audit Fees” include billed and unbilled fees for the audit of our consolidated financial statements included in our annual report on Form 10-K, the review of the unaudited interim financial statements included in our quarterly report on Form 10-Q and other professional services related to various consultation matters;
•“Audit Related Fees” include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and are not reported under “Audit Fees”; and
•"Tax Fees” include fees related to preparation and filing of our U.S. federal and state tax returns, as well as audit support. For the years ended December 31, 2020 and 2019, no amounts were incurred by the Company for tax advice, planning or consulting services.

Pre-Approval Policies and Procedures
The Audit Committee has approved all audit and non-audit services provided in 2020, prior to such service being provided by Ernst & Young. The Audit Committee’s policy is for the Audit Committee to approve all audit and non-audit services prior to such services being performed by the independent registered public accounting firm.
Audit Committee Report
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with Guardant's management and with Guardant’s independent registered public accounting firm, Ernst & Young.

The Audit Committee has discussed with Ernst & Young those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the PCAOB regarding Ernst & Young’s communications with the

Audit Committee concerning independence, and has discussed with Ernst & Young its independence from Guardant Health, Inc. and its management.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that the audited consolidated financial statements for the year ended December 31, 2020 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

Respectfully submitted by the Audit Committee,
Stanley Meresman, Chair
Ian Clark
Bahija Jallal

PROPOSAL 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are seeking an advisory, non-binding stockholder vote to approve the compensation of our NEOs as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures above on pages 34 through 69, referred to as the “say-on-pay vote”. In 2020, following an advisory vote of our stockholders on frequency of advisory votes on our named executive officer compensation, the Board determined to include an advisory vote on our named executive officer compensation in our proxy materials annually until the next required stockholder vote on frequency.

The Board believes that the information provided in the “Compensation Discussion and Analysis” and the executive compensation tables demonstrates that our executive compensation programs are designed appropriately, emphasize pay for performance and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

This vote is advisory, which means that this vote is not binding on us, our Board or our Compensation Committee. Although non-binding, our Board and our Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons
Our Board has adopted a Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions consistent with the exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.
Under the policy, management is responsible for implementing procedures to obtain information with respect to potential related person transactions, and then determining whether such transactions constitute related person transactions subject to the policy. Management then is required to present to the Audit Committee each proposed related person transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction. If advance Audit Committee approval of a related person transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee's next regularly scheduled meeting. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related person transaction and for providing a status report at least annually of all current related person transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related person transaction for which he or she is a related person. Unless noted otherwise, all of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock (a “Related Party Stockholder”). We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.
Joint Venture with SoftBank
In May 2018, we formed a joint venture, Guardant Health AMEA, Inc. (the “Joint Venture”), with an entity affiliated with SoftBank Vision Fund (AIV M1) L.P. (“SoftBank”), relating to the sale, marketing and distribution of our tests in all areas in the “JV Territory” which is defined as all areas in the worldwide outside of North America, Central America, South America, the United Kingdom, all other member states of the European Union as of May 2017, Iceland, Norway, Switzerland and Turkey. In a given country, depending on the market opportunity in a country, the Joint Venture may create direct operations, sell through a distribution model or license to a third party. Direct operations would entail full operations, including a laboratory, sales and marketing and regulatory, among other functions. Under the distribution model, our tests would be marketed and sold by the Joint Venture or a third-party distributor in relevant countries within the JV Territory, and the tests would be performed by or on behalf of us or our affiliates outside of such countries on samples obtained by the Joint Venture or third-party distributor in such countries. Under the license model, the Joint Venture, or an entity designated by the Joint Venture, would be licensed to market and sell the tests in relevant countries within the JV Territory, and the Joint Venture, or an entity designated by the Joint Venture, would perform the tests on samples obtained in such countries. Following a determination by the board of directors of the Joint Venture on the appropriate model for an individual country, we will enter into agreements with the Joint Venture with respect to the individual country based on the license or distribution model. We expect to rely on the Joint Venture to accelerate commercialization of our products in Asia, the Middle East and Africa, with our initial focus being on Japan. The Joint Venture generated total revenue of $14.4 million for the year ended December 31, 2020, the majority of which was from direct sales.
SoftBank Vision Fund (AIV M1) L.P. indirectly beneficially owns more than 5% of our capital stock.
Formation, Capitalization and Financing of Joint Venture
In May 2018, an entity affiliated with SoftBank purchased 50% of the original issued shares of the Joint Venture in exchange for $41.0 million in cash. In May 2018, we also purchased 50% of the original issued shares of the Joint Venture in exchange for $9.0 million in cash and our entry into various ancillary agreements necessary to provide the Joint Venture with the rights needed to operate its business. As a result of these transactions, we and SoftBank each currently own 50% of the outstanding capital stock of the Joint Venture. All stockholders of the Joint Venture have a pro rata right to any dividends or other distributions from the Joint Venture, in proportion to the holder’s percentage ownership in the Joint Venture.
Under the terms of the joint venture agreement, neither we nor SoftBank or its affiliates is obligated to make any further capital contribution, in cash or otherwise, to the Joint Venture. In the event the Joint Venture requires any additional funding for its operations, the Joint Venture may seek debt financing from third parties, or may seek additional financing from its major shareholders, which will be on a pro rata basis among major shareholders unless such shareholders agree otherwise. For purposes of the joint venture agreement, “major shareholder” refers to us, so long as we hold at least 50% of the shares in the Joint Venture issued to us in May 2018, to SoftBank, so long as it and its affiliates hold at least 50% of the shares in the Joint Venture issued to it in May 2018, and to any other shareholder holding at least 30% of the outstanding shares of the Joint Venture.
Governance and Related Party Transactions
The board of directors of the Joint Venture is responsible for the supervision and management of the Joint Venture. Under the terms of the joint venture agreement, the board of directors of the Joint Venture is required to consist of four directors, with two being appointed by us and two being appointed by SoftBank. Each director is entitled to one vote, and each resolution of the board requires majority approval, including by at least one of our appointed directors and one of SoftBank’s appointed directors. The Board’s chair position is required to be held in alternate years by a SoftBank appointee and one of our appointees. Both we and SoftBank may remove our own appointed directors by giving written notice to the other party.
Notwithstanding the foregoing, any decision on behalf of the Joint Venture relating to, among other things, action by the Joint Venture relating to the entry into, termination,

amendment or waiver of any provision of an agreement between the Joint Venture and either us or SoftBank is required to be made by the disinterested party’s director appointees.
Put-Call Arrangement
The joint venture agreement includes a put-call arrangement with respect to the shares of the Joint Venture held by SoftBank and its affiliates. Under certain specified circumstances and on terms specified in the joint venture agreement as described below, SoftBank will have the right to cause us to purchase all such shares of the Joint Venture (the “put right”), and we will have a similar right to purchase all such shares (the “call right”) as described below.
Triggers of Rights
Material Change in Business - If our business model were to materially change such that the sale, marketing and distribution of our tests in the territory covered by the joint venture agreement was no longer economical, SoftBank would have the right to cause us to purchase, or we would have the right to purchase, all of the shares of the Joint Venture held by SoftBank and its affiliates. In this instance, we would be required to repurchase the shares at an aggregate purchase price of $41.0 million, the original purchase price paid by SoftBank to the Joint Venture for the shares.
Deadlock Trigger - Additionally, both we and SoftBank may exercise our respective rights in the event of certain disagreements relating to the Joint Venture, other than one relating to the Joint Venture’s business plan or to factual matters that may be capable of expert determination (a “Deadlock Trigger”). In the event of a material disagreement relating to the joint venture or its business that may seriously affect the ability of the joint venture to perform its obligations under the joint venture agreement or may otherwise seriously impair the ability of the Joint Venture to conduct its business in an effective matter, the matter is to be referred to ours and SoftBank’s respective chairs or chief executives. Following discussions between those individuals, if either party provides written notice to the other of an intention to seek formal resolution of the disagreement within 90 days, and the disagreement has not been resolved within those 90 days, then SoftBank will have a right to exercise its put right and we will have a right to exercise our call right.
Other Triggers - Both we and SoftBank were entitled to exercise our respective rights following the effective time of our initial public offering (the “IPO Trigger”), and we may also exercise our respective rights following a change in control of our company (the “Change in Control Trigger”) or the seventh anniversary of the formation of the Joint Venture (the “Time-Based Trigger”), or each subsequent anniversary of each of the foregoing events. In order to exercise its right, a party must provide the other party with written notice within 30 days of the IPO Trigger, the Change in Control Trigger or the Time-Based Trigger, as applicable.
Each party may also exercise its right following a material breach of the joint venture agreement by the other party that goes unremedied within 20 business days.
Purchase Procedure and Limitations
In the event either we or SoftBank properly exercise our respective rights, we are required to purchase the shares of the Joint Venture on a date determined by us and no more than 30 business days after the determination of the aggregate purchase price to be paid for the shares.

We may pay the purchase price for the shares of the Joint Venture in cash, in shares of our capital stock (which may be a non-voting security with senior preferences to all other classes of our equity or, if our common stock is publicly traded on a national exchange, our common stock), or in a combination of cash and our capital stock. In the event SoftBank exercises its put right, we will choose the form of consideration. In the event we exercise our call right, SoftBank will choose the form of consideration. To the extent we pay any portion of the purchase price in cash, we may elect to deliver that portion in the form of a promissory note, secured by a first lien stock pledge in the shares of the Joint Venture we are purchasing and payable within 18 months following the closing date of our purchase of the shares. The terms of the note, including interest rate, will be at prevailing market terms for our third-party borrowings. To the extent we pay any portion of the purchase price in our stock and our stock is publicly traded, SoftBank and its affiliates are required under the joint venture agreement to execute and deliver to us an irrevocable proxy appointing us as the attorney-in-fact and proxy, to vote the shares as we, in our sole discretion, deem proper with respect to such shares.
If, in the event SoftBank exercises its put right, the fair value of the Joint Venture is determined to be greater than 40% of the fair value of our company, then we will only be required to purchase the number of shares of the Joint Venture held by SoftBank and its affiliates having an aggregate value equal to the product of 40% and the pro rata portion of the outstanding shares of the Joint Venture held by SoftBank and its affiliates. If SoftBank and its affiliates continue to hold shares of the Joint Venture on account of this limitation, SoftBank will not be permitted to request that the fair values of the Joint Venture and our company be re-determined for three months.
If, after either we or SoftBank properly exercises our respective rights, we fail to purchase all of the shares of the Joint Venture held by SoftBank and its affiliates, other than in connection with the 40% limitation described in the preceding paragraph, we are required to pay SoftBank interest on the applicable purchase price. The interest will be payable monthly, in cash, at a rate of 15% per annum, and will accrue from the date the purchase of the shares should have occurred until the date we actually purchase the shares.
Determination of Fair Value
In the event either we or SoftBank properly exercises our right respective rights on account of an event other than as described above under “-Triggers of rights-Material change in business,” the purchase price per share of the Joint Venture will be:
•if the shares of the Joint Venture are publicly traded and listed on a national exchange, equal to the average closing price of the shares for the 20 trading days ending on the business day immediately preceding the date of the put notice, provided that, in the event we exercise our call right, the fair value of the Joint Venture will be deemed to be no less than an amount that yields a 20% internal rate of return on each tranche of capital invested by SoftBank and its affiliates in the Joint Venture, taking into account all proceeds received by SoftBank and its affiliates arising from their shares through such date;
•if the shares of the Joint Venture are not publicly traded and listed on a national exchange, determined by a third-party valuation firm, and on the assumption that the sale is on an arm’s-length basis on the date of the put or call notice, as applicable, provided that, in the event we exercise our call right, the fair value of the Joint Venture will be deemed to be no less than an amount that yields a 20% internal rate of return on each tranche of capital invested by SoftBank and its affiliates in the Joint Venture, taking into account all proceeds received by SoftBank and its affiliates arising from their shares through such date; or
•if the fair value is being determined in connection with a Deadlock Trigger being determined in connection with a potential change of control of the Joint Venture, in accordance with the preceding bullets, but will in no event be less than the consideration proposed to be paid in connection with such potential change of control of the Joint Venture.
In the event either we or SoftBank properly exercises our respective rights, the fair value of a share of our capital stock will be:
•while our common stock is publicly traded and listed on a national exchange, equal to the average closing price of our common stock for the 20 trading days ending on the business day immediately preceding the date of the put notice;
•if our common stock is not publicly traded and listed on a national exchange, determined by a third-party valuation firm, and on the assumption that the sale is on an arm’s-length basis on the date of the put notice; or
•if the fair value of our company is being determined in connection with a put or call notice, as applicable, delivered within 30 days following a Change in Control Trigger, the fair value of a share of our capital stock will be equal to the consideration per share paid or payable by the purchaser in such change of control.
Termination
The joint venture agreement will terminate upon any of the following three events: (i) if one party (including any transferees of that party) ceases to hold any shares of the Joint Venture, (ii) if a resolution is passed by the shareholders or creditors, or an order is made by a court or other competent body or person instituting a process that will lead to the Joint Venture being wound up and its assets being distributed among the Joint Venture’s creditors, shareholders or other contributors or (iii) upon written notice of insolvency (as described in the joint venture agreement) of either us or SoftBank.
Investor Rights Agreement
We are party to an amended and restated investor rights agreement (the “Investor Rights Agreement”), with certain of our stockholders who purchased shares of our convertible preferred stock prior to our IPO, which then converted to shares of our common stock in connection with our IPO. The Investor Rights Agreement grants rights to certain holders, including certain registration rights with respect to the registrable securities held by them, and also imposes certain affirmative obligations on us, including with respect to the furnishing of financial statements and information to the holders. The current stockholders include certain of our directors. Previous parties to the Investors Rights Agreement included certain holders of 5% of our capital stock and entities affiliated with certain of our directors, and certain executive officers.
Holders of approximately 0.2 million shares of our common stock are currently entitled to such registration rights pursuant to the Investor Rights Agreement. These registration rights will expire on the earlier of the date that is three years after the completion of the IPO (October 9,

2021) or, with respect to each stockholder following the completion of the IPO, at such time as such stockholder can sell all of its registrable securities pursuant to Rule 144(b)(1)(i) of the Securities Act of 1933, as amended (the “Securities Act”) or holds one percent or less of our outstanding common stock and all of such stockholder’s registrable securities can be sold in any three month period without registration pursuant to Rule 144 of the Securities Act. The registration of shares of our common stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares without restriction under the Securities Act when the applicable registration statement is declared effective. Under the Investor Rights Agreement, we will pay all expenses relating to such registrations, including the reasonable fees and disbursements of one counsel for the participating holders, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The Investor Rights Agreement also includes customary indemnification and procedural terms.
Demand Registration Rights
Certain holders of a majority of the registrable securities then outstanding may, on not more than two occasions, request that we prepare, file and maintain a registration statement to register at least a majority of their registrable securities then outstanding, or a lesser percentage of their registrable securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7.5 million. As we are eligible to use a registration statement on Form S-3, certain holders of not less than 25% of the registrable securities then outstanding may request that we prepare, file and maintain a registration statement on Form S-3 covering the sale of their registrable securities, but only if the anticipated offering price, net of underwriting discounts and commissions, would exceed $1 million.
Piggyback Registration Rights
In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, the holders of registrable securities are entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration, subject to certain customary marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act other than with respect to a demand registration or a registration statement on Form S-4 or S-8, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration subject to certain limitations.
Indemnification Agreements
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in our bylaws. In addition, our Certificate of Incorporation provide that our directors will not be personally liable to us or our stockholders for any damages other than for breaches of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding the ownership of our common stock as of April 19, 2021 by: (i) each director (three of whom are the nominees for election to the Board); (ii) each of our named executive officers; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted below, the address for persons listed in the tables is c/o Guardant Health, Inc., 505 Penobscot Dr., Redwood City, California 94063.
Unless otherwise indicated in the footnotes to the table and subject to community property laws and the rights of spouses under revocable living trusts where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. There were 101,117,510 shares of common stock outstanding on April 19, 2021.

Name of Beneficial Owner	Total Shares Beneficially Owned**	Percentage of Shares Beneficially Owned**
5% Stockholders:
The Vanguard Group (1)	7,621,237	7.5%
Entities affiliated with SoftBank Group (2)	7,037,960	7.0%
BlackRock, Inc. (3)	5,323,941	5.3%
Directors and Named Executive Officers:
Helmy Eltoukhy, Ph.D. (4)	3,009,577	3.0%
AmirAli Talasaz, Ph.D. (5)	2,787,804	2.8%
Derek Bertocci (6)	1,641	*
Michael Wiley (7)	29,430	*
John Saia (8)	9,266	*
Ian Clark (9)	12,814	*
Bahija Jallal, Ph.D. (10)	12,505	*
Samir Kaul (11)	31,097	*
Stanley Meresman (12)	21,022	*
Vijaya Gadde (13)	3,151	*
All directors and executive officers as a group (9 persons) (14)	5,887,236	5.8%
_______________
*    Represents beneficial ownership of less than one percent.
**    Includes shares which the individuals shown have the right to acquire upon exercise of stock options or the vesting of restricted stock units that are vested or vest within 60 days following April 19, 2021. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.
(1)    Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, reporting ownership as of December 31, 2020. Vanguard reported sole voting power as to 0 shares, shared voting power over 62,414 shares, sole dispositive power as to 7,494,908 shares, and shared dispositive power as to 126,329 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)    Based solely on information contained in a Schedule 13D/A filed with the SEC on October 13, 2020, and consists of 7,037,960 shares held of record by SVF Bluebird (Cayman) Limited, and SVF Bluebird (Cayman) Limited, SVF Enterprise (Cayman) Limited, SVF Endurance (Cayman), SoftBank Vision Fund (AIV M1) L.P. and SB Investment Advisers (UK) Limited each report shared voting and dispositive power over these shares.
SVF Bluebird (Cayman) Limited is a subsidiary of SVF Enterprise (Cayman) Limited, which is a subsidiary of SVF Endurance (Cayman) Limited, which is a wholly owned subsidiary of SoftBank Vision Fund (AIV M1) L.P. SB Investment Advisers (UK) Limited has been appointed as alternative investment fund manager (“AIFM”), of SoftBank Vision Fund (AIV M1) L.P., and is exclusively responsible for managing SoftBank Vision Fund (AIV M1) L.P. in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SoftBank Vision Fund (AIV M1) L.P., SB Investment Advisers (UK) Limited is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund (AIV M1) L.P.’s Investments. The registered address for SB Investment Advisers (UK) Limited is 69 Grosvenor St., Mayfair, London W1K 3JP.
The amounts reflected above do not include any shares of our capital stock that SoftBank may acquire pursuant to put and call rights in our joint venture agreement with SoftBank as described in “Relationships and Related Party Transactions-Joint venture with SoftBank.” To the extent SoftBank elects to receive, or we elect to issue, shares of our common stock as any portion of the consideration, SoftBank will be required to execute and deliver to us an irrevocable proxy appointing us as the attorney-in-fact and granting us a proxy to vote as we deem proper with respect to such shares.
(3)    Based solely on information contained in a Schedule 13G filed with the SEC on February 5, 2021 by BlackRock, Inc., reporting ownership as of December 31, 2020. BlackRock reported sole voting power as to 5,065,003 shares and sole dispositive power as to 5,323,941 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.
(4)    Includes (i) 1,908,267 shares of common stock held by Helmy Eltoukhy, (ii) 735,535 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 19, 2021. Also includes 365,775 shares held by Eltoukhy Investments, L.P., as to which Dr. Eltoukhy and his spouse have shared voting and dispositive power.
(5)    Includes (i) 1,725,422 shares of common stock held by AmirAli Talasaz, (ii) 591,582 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 19, 2021. Also includes 470,800 shares of common stock held by Talasaz Investments, L.P., as to which Dr. Talasaz and his spouse have shared voting and dispositive power.
(6)    Includes 1,641 shares of common stock held by Derek Bertocci.
(7)    Includes 933 shares of common stock held by Michael Wiley and 28,497 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 19, 2021.
(8)    Includes 2,026 shares of common stock held by John Saia and 7,240 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 19, 2021.
(9)    Includes 1,302 shares of common stock held by Ian Clark and 8,171 shares of common stock that can be acquired upon the exercise of options, and 3,341 restricted stock units, that will be vested within 60 days of April 19, 2021.
(10)    Includes 1,891 shares of common stock held by Bahija Jallal and 7,857 shares of common stock that can be acquired upon the exercise of options, and 2,757 restricted stock units, that will be vested within 60 days of April 19, 2021.
(11)    Includes (i) 1,302 shares of common stock held by Samir Kaul, (ii) 7,095 shares of common stock that can be acquired upon the exercise of options, and 2,757 restricted stock units, that will be vested within 60 days of April 19, 2021. Also includes 19,943 shares held by a trust for the benefit of Samir Kaul and his family.
(12)    Includes 1,302 shares of common stock held by Stanley Meresman and 16,963 shares of common stock that can be acquired upon the exercise of options, and 2,757 restricted stock units, that will be vested within 60 days of April 19, 2021.
(13)    Includes 1,976 shares of common stock that can be acquired by Vijaya Gadde upon the exercise of options, and 1,175 restricted stock units, that will be vested within 60 days of April 19, 2021.
(14)    Includes an aggregate of 3,641,512 shares of common stock that are directly held and 1,376,419 shares of common stock that can be acquired upon the exercise of options, and 12,787 restricted stock units, that will be vested within 60 days of April 19, 2021. Also includes 856,518 shares held by trusts for the benefit of some of our executive officers and board members.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the equity awards outstanding as of December 31, 2020 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options & Vesting of RSUs		Weighted-Average Exercise Price of Outstanding Options		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by security holders (1)	7,988,906	(2)	$15.80	(2)	3,355,714	(3)
Equity compensation plan not approved by security holders	—		—		—
Total	7,988,906		$15.80		3,355,714
_______________
(1)Consists of the Amended and Restated 2012 Plan (the “2012 Plan”), the 2018 Plan and the 2018 Employee Stock Purchase Plan (the “ESPP”). We are no longer permitted to grant awards under the 2012 Plan.
(2)    Represents 1,118,655 outstanding RSUs, 3,391,148 outstanding Founders’ 2020 Performance Awards, which are market-based RSUs, 377,922 outstanding performance-based RSUs, and 3,101,181 outstanding options and the weighted average exercise price of such outstanding options. Excludes shares subject to purchase under our ESPP offerings outstanding on December 31, 2020.
(3)    Includes 1,819,223 shares available for issuance under the 2018 Plan and 1,536,491 shares reserved for issuance under the ESPP as of December 31, 2020.
An aggregate of 3,658,602 shares of our common stock was initially available for issuance under awards granted pursuant to the 2018 Plan. In addition, the number of shares available for issuance under the 2018 Plan may be increased on January 1 of each calendar year beginning in 2019 and ending in 2028 by an amount equal to the least of (i) 3,689,000 shares, (ii) four percent of the shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year, assuming the conversion of any shares of preferred stock, but excluding shares issuable upon the exercise or payment of stock options, warrants or other equity securities with respect to which shares have not actually been issued, and (iii) such smaller number of shares as determined by our Board. Effective as of January 1, 2021, the number of shares available for issuance under the 2018 Plan was increased by 3,689,000 shares, which is not reflected in the table above.
A total of 922,250 shares of our common stock are initially reserved for issuance under our ESPP. In addition to the foregoing, on the first day of each calendar year beginning on January 1, 2019 and ending on and including January 1, 2028, the number of shares of our common stock available for issuance under the Plan may be increased by the least of (i) 1,106,700 shares, (ii) 1% of the shares outstanding (on an as-converted basis) on the last day of the immediately preceding calendar year, assuming the conversion of any shares of preferred stock, but excluding shares issuable upon the exercise or payment of stock options, warrants or other equity securities with respect to which shares have not actually been issued, and (iii) such smaller number of shares as determined by our Board. For 2021, the Board waived the automatic annual increase to the shares available for issuance under our ESPP. The maximum number of shares subject to purchase under our ESPP offerings outstanding on December 31, 2020 is 1,536,491, the purchase covering these offerings will be on May 15, 2021 and November 15, 2021.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required during the fiscal year ended December 31, 2020, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except that due to administrative oversights, one late Form 4 was filed for Ian Clark to report the sale of 538 shares of our common stock, and one late Form 4 was filed for John Saia to report the receipt of 3,491 shares of our common stock from an equity award under the 2018 Plan.
Stockholder Proposals and Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 505 Penobscot Dr., Redwood City, California 94063 not later than December 29, 2021.
Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than the close of business on February 16, 2022 and no later than the close of business on March 18, 2022. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 16, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder's compliance with this deadline.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
No Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Other Matters
As of the date of this proxy statement, the Board knows of no business, other than that described in this proxy statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.

By Order of the Board of Directors of Guardant Health, Inc.,
John Saia
Senior Vice President, General Counsel and Corporate Secretary

Redwood City, California,
April 29, 2021

Appendix A
Director Qualification Standards and Additional Selection Criteria
Director Qualification Standards:
The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
Additional Selection Criteria:
In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
A.the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
B.the candidate’s experience as a board member of another publicly held company;
C.the candidate’s professional and academic experience relevant to the Company’s industry;
D.the strength of the candidate’s leadership skills;
E.the candidate’s experience in finance and accounting and / or executive compensation practices;
F.whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
G.the candidate’s geographic background, gender, age, ethnicity and other diversity characteristics.

In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.

The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

SAMPLE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GH2021**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50646-P52183 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUARDANT HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class III Directors

Nominees:	**For**	**Withhold**
1a. Helmy Eltoukhy, Ph.D.	☐	☐
1b. AmirAli Talasaz, Ph.D.	☐	☐
1c. Bahija Jallal, Ph.D.	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

	For	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young LLP as Guardant Health, Inc.'s independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.

	For	**Against**	**Abstain**
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SAMPLE

D50647-P52183

Guardant Health, Inc.
Annual Meeting of Stockholders
June 16, 2021 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Helmy Eltoukhy, AmirAli Talasaz and John Saia, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Guardant Health, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Pacific Time on June 16, 2021, virtually at www.virtualshareholdermeeting.com/GH2021, or at any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side